- --------------------------------------------------------------------------------



                              PURCHASE AGREEMENT


                                    between


                            INGERSOLL-RAND COMPANY


                                      and


                            GENCOR INDUSTRIES, INC.


                          Dated as of August 12, 1996


- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----


                                   ARTICLE I
                          DEFINITIONS AND TERMS...........................   1

1.1    Specific Definitions...............................................   1
1.2    Other Terms........................................................  10
1.3    Other Definitional Provisions......................................  10

                                   ARTICLE II
                     PURCHASE AND SALE OF THE BUSINESS....................  10

2.1   Purchase and Sale of Assets.........................................  10
2.2   Excluded Assets.....................................................  11
2.3   Assumption of Liabilities...........................................  12
2.4   Excluded Liabilities................................................  13
2.5   Purchase Price......................................................  14
2.6   Post-Closing Adjustment.............................................  14
2.7   Closing.............................................................  15
2.8   Deliveries by Buyer.................................................  18
2.9   Deliveries by Sellers...............................................  18
2.10  Transfer Taxes and Recording Fees...................................  19
2.11  Schedule Updates....................................................  19

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF PARENT.............. 20

3.1   Organization and Qualification......................................  20
3.2   Corporate Authorization.............................................  20
3.3   Consents and Approvals..............................................  20
3.4   Non-Contravention...................................................  21
3.5   Binding Effect......................................................  21
3.6   Financial Statements: Absence of Certain
       Changes............................................................  21
3.7   Litigation and Claims...............................................  22
3.8   Taxes...............................................................  23
3.9   Employee Benefits...................................................  23
3.10  Compliance with Laws................................................  23
3.11  Environmental Matters...............................................  24
3.12  Intellectual Property...............................................  24
3.13  Labor Matters.......................................................  25
3.14  Contracts...........................................................  25
3.15  Entire Business; Title to Property..................................  26
3.16  Capital Stock; Title................................................  26
3.17  Options and Other Rights............................................  27
3.18  Charter Documents; Minute Books.....................................  27
3.19  Finders' Fees.......................................................  27
3.20  No Other Representations or Warranties..............................  27

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER ..............  28

4.1   Organization and Qualification....................................... 28
4.2   Corporate Authorization.............................................. 28
4.3   Consents and Approvals............................................... 28
4.4   Non-Contravention.................................................... 28
4.5   Binding Effect....................................................... 29
4.6   Purchase Not for Distribution........................................ 29
4.7   Litigation and Claims................................................ 29
4.8   Finders' Fees........................................................ 29
4.9   Financial Capability................................................. 30
4.10  No Other Representations or Warranties............................... 30

                                   ARTICLE V
                                   COVENANTS .............................. 30

5.1   Access............................................................... 30
5.2   Conduct of Business.................................................. 30
5.3   Best Efforts......................................................... 31
5.4   Settlement of Intercompany
        Cancellation of Intercompany and Other  Accounts;
        Agreements......................................................... 31
5.5   Post-Closing Obligations to Certain Employees........................ 31
5.6   Compliance with WARN, etc............................................ 35
5.7   Further Assurances................................................... 35
5.8   Use of Corporate Name and Symbol; Transition
      License.............................................................. 35
5.9   Transition Services.................................................. 36
5.10  Certain Matters Related to Excluded Liabilities...................... 36
5.11  Non-Competition...................................................... 36

                                   ARTICLE VI
                                   TAX MATTERS............................. 37

6.1   Tax Indemnification.................................................. 37
6.2   Tax Related Adjustments.............................................. 40

                                  ARTICLE VII
                            CONDITIONS TO CLOSING.......................... 42

7.1  Conditions to the Obligations of Buyer and
       Parent.............................................................. 42
7.2  Conditions to the Obligations of Buyer................................ 42
7.3  Conditions to the Obligations of Parent............................... 43

                                  ARTICLE VIII
                           SURVIVAL: INDEMNIFICATION....................... 43

8.1  Survival.............................................................. 43
8.2  Indemnification by Buyer.............................................. 44
8.3  Indemnification by Parent............................................. 44

8.4  Indemnification Procedures............................................ 45
8.5  Characterization of Indemnification Payments.......................... 46
8.6  Computation of Losses Subject to
      Indemnification...................................................... 46

                                   ARTICLE IX
                                  TERMINATION.............................. 47

9.1  Termination........................................................... 47
9.2  Effect of Termination................................................. 47

                                   ARTICLE X
                                 MISCELLANEOUS............................. 47

10.1  Notices.............................................................. 47
10.2  Amendment; Waiver.................................................... 48
10.3  Binding Effect; No Assignment........................................ 49
10.4  No Third-Party Beneficiaries......................................... 49
10.5  Counterparts......................................................... 49
10.6  Entire Agreement..................................................... 49
10.7  Fulfillment of Obligations........................................... 49
10.8  Parties in Interest.................................................. 49
10.9  Public Disclosure.................................................... 49
10.10  Return of Information............................................... 50
10.11  Expenses............................................................ 50
10.12  Schedules........................................................... 50
10.13  Bulk Transfer Laws.................................................. 50
10.14  GOVERNING LAW; SUBMISSION TO JURISDICTION;
         SELECTION OF FORUM................................................ 50
10.15  Headings............................................................ 51
10.16  Severability........................................................ 51

                             SCHEDULES AND EXHIBITS


                                    ANNEXES

Annex 7.2(c)               -  Opinions of Parent's Counsel
Annex 7.3(c)               -  Opinions of Buyer's Counsel


                                   SCHEDULES

Schedule 1.1(a)            -  Company Fixtures and Equipment
Schedule 1.1(b)            -  Company Leased Real Property
Schedule 1.1(c)            -  Company Owned Real Property
Schedule 1.1(d)            -  Composite Marks
Schedule 1.1(e)            -  Knowledge
Schedule 1.1(f)            -  Exceptions to Material Adverse Change or Effect
Schedule 1.1(g)            -  Modified GAAP
Schedule 1.1(h)            -  Selected Marks
Schedule 1.1(i)            -  Shared Employees
Schedule 1.1(j)            -  Transferred Fixtures and Equipment
Schedule 1.1(k)            -  Transferred Leased Real Property
Schedule 1.1(l)            -  Inactive Employees
Schedule 2.3(e)            -  Certain Assumed Litigation
Schedule 3.3               -  Consent and Approvals
Schedule 3.4               -  Non-Contravention
Schedule 3.6(a)            -  Financial Statements
Schedule 3.6(c)            -  Certain Changes
Schedule 3.7(a)            -  Litigation and Claims
Schedule 3.7(b)            -  Orders and Judgments
Schedule 3.8(b)            -  Tax Returns
Schedule 3.9               -  Seller/Company Plans
Schedule 3.10              -  Compliance with Laws
Schedule 3.11              -  Environmental Matters
Schedule 3.12(a)           -  Intellectual Property
Schedule 3.12(b)           -  Restrictions on Use of Selected Marks
Schedule 3.12(c)           -  Restrictions on Use of Intellectual
                              Property other than Selected Marks
Schedule 3.12(d)           -  Claims Affecting Intellectual Property
Schedule 3.13              -  Labor Matters
Schedule 3.14(a)           -  Contracts
Schedule 3.14(b)           -  Validity of Contracts
Schedule 3.14(c)           -  Contracts in Default
Schedule 3.15(a)           -  Exceptions to Entire Business
Schedule 3.15(b)           -  Encumbrances
Schedule 3.16              -  Capital Stock; Title
Schedule 3.17              -  Options and Other Rights
Schedule 4.3               -  Consent and Approvals
Schedule 4.4               -  Non-Contravention
Schedule 5.2               -  Conduct of Business

Schedule 5.5(g)               - Severance Benefits; Employees Receiving
                                Pay Protection

                              PURCHASE AGREEMENT

     AGREEMENT, dated as of August 12, 1996, between INGERSOLL-RAND COMPANY, a New Jersey corporation ("Parent"), and GENCOR INDUSTRIES, INC., a Delaware
                         ------
corporation ("Buyer").
              -----

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Parent is engaged, in part, through its Process Equipment Division ("PED"), in the business of the design, manufacture and marketing of pelleting,
  ---
grinding and flaking, filtration and sugar processing equipment (the

"Business");
 --------

     WHEREAS, Parent desires to sell, assign and transfer to Buyer, and Buyer desires to purchase and assume from Parent, substantially all of the assets and certain identified liabilities (as specified herein) of the Business, upon the terms, subject to the conditions and for the consideration set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, Parent and Buyer agree as follows:

                                   ARTICLE I
                                   ---------
                             DEFINITIONS AND TERMS
                             ---------------------

     1.1  Specific Definitions.  As used in this Agreement, the following terms
          --------------------
shall have the meanings set forth or as referenced below:


     "Adjusted Closing Balance Sheet" shall have the meaning set forth in
      ------------------------------
subsection 2.6(b).

     "Affiliates" shall mean, with respect to any Person, at the time in
      ----------
question, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including the
                                                     -------
terms "controlling", "controlled by" and "under common control with") means the
       -----------    -------------       -------------------------
possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.

     "Agreement" shall mean this Agreement, as the same may be amended or
      ---------
supplemented from time to time in accordance with the terms hereof.

     "Ancillary Agreements" shall mean the Transition Services Agreement.
      --------------------

     "Assets" of a Person shall mean the assets of such Person, whether tangible
      ------
or intangible (including trade names,
goodwill, licenses, telephone numbers, files, leads, prospects and software), real or personal, as they exist on the date hereof with such changes, deletions or additions thereto as may occur from the date hereof to the Closing Date consistent with the terms and conditions of this Agreement.

     "Assumed Liabilities" shall have the meaning set forth in Section 2.3.
      -------------------

     "Balance Sheet" shall have the meaning set forth in subsection 3.6(a).
      -------------

     "Base Amount" shall have the meaning set forth in subsection 2.6(d).
      -----------

     "Books and Records" shall mean all lists, files and documents Relating to
      -----------------
customers, suppliers and products of the Business and all general ledgers and underlying books of original entry and other financial records of the Business.

     "Business" shall have the meaning set forth in the recitals hereto.
      --------

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day
      ------------
on which banks in New York City are authorized or obligated by law or executive order to close.

     "Buyer" shall have the meaning set forth in the recitals hereto.
      -----

     "Buyer Defined Contribution Plans" shall have the meaning set forth in
      --------------------------------
subsection 5.5(i).

     "Buyer Indemnified Parties" shall have the meaning set forth in subsection
      -------------------------
8.3(a).

     "Buyer's Objection" shall have the meaning set forth in subsection 2.6(b).
      -----------------

     "Chosen Courts" shall have the meaning set forth in Section 10.14.
      -------------

     "Claim Notice" shall have the meaning set forth in Section 8.4.
      ------------

     "Closing" shall mean the closing of the transactions contemplated by this
      -------
Agreement on the Closing Date.

     "Closing Balance Sheet" shall have the meaning set forth in subsection 2.6(a).
      ---------------------

     "Closing Date" shall have the meaning set forth in subsection 2.7(a).
      ------------

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Companies" shall mean, collectively, CPM, Silver Engineering, the CPM
      ---------
China JV and their Subsidiaries.

     "Company Assets" shall mean all Assets of the Companies.
      --------------

     "Company Contracts" shall mean all Contracts of the Companies.
      -----------------

     "Company Current Assets" shall mean all Current Assets of the Companies.
      ----------------------

     "Company Employees" shall mean Persons who are employed by the Companies as
      -----------------
of the Closing Date, including Inactive Employees.

     "Company Fixtures and Equipment" shall mean all Fixtures and Equipment of
      ------------------------------
the Companies. Schedule 11(a) sets forth a list of the material Company Fixtures and Equipment as of June 30, 1996.

     "Company Governmental Authorizations" shall mean all Governmental
      -----------------------------------
Authorizations required to be held by the Companies.

     "Company Intellectual Property" shall mean all Intellectual Property of the
      -----------------------------
Companies.

     "Company Leased Real Property" shall mean all Leased Real Property of the
      ----------------------------
Companies.  Schedule 1.1(b) sets forth a list of the Company Leased Real
Property.

     "Company Owned Real Property" shall mean all Owned Real Property of the
      ---------------------------
Companies.  Schedule 1.1(c) sets forth a list of the Company Owned Real
Property.

     "Composite Mark" shall mean any trademark, service mark, brand name,
      --------------
certification mark, trade name or other indication of origin that includes, in addition to other terms or symbols, a Seller Mark and which is listed in
Schedule 1.1(d).

     "Confidentiality Agreement" shall mean the Agreement, dated November 30,
      -------------------------
1995, between Buyer and Parent.

     "Contracts" of a Person shall mean all agreements, contracts, leases,
      ---------
purchase orders, coupon, trade billback, refund and other arrangements, incentive agreements, commitments and licenses to which such Person is a party or to which such Person's Assets are subject.

     "CPA Firm" shall have the meaning set forth in subsection 2.6(b).
      --------

     "CPM" shall mean California Pellet Mill Company, a California corporation.
      ---

     "CPM Brazil" shall mean CPM Industria e Commercio Ltda., a Brazilian
      ----------
corporation.

     "CPM Brazil Stock" shall mean the 40% equity interest in CPM Brazil owned
      -----------------
indirectly by Parent through one or more Sellers.

     "CPM China JV" shall mean CPM-Zhengchang Liyang Machinery Company Ltd., a
      ------------
Chinese-foreign joint venture company.

     "CPM China JV Stock" shall mean Parent's equity interest (through
      ------------------
Ingersoll-Rand China Limited) in 65% of the registered capital of the CPM China JV.

     "CPM Stock" shall mean 43,087 shares of the issued and outstanding common
      ---------
stock, $10.00 par value per share, of CPM.

     "Current Assets" of a Person shall mean, as of the Closing Date, Inventory
      --------------
and all other current assets of such Person other than cash (except to the extent referred to in Schedule 1.1(g)).

     "Determination Date" shall mean the close of business on the date
      ------------------
immediately preceding the Closing Date.

     "Employees" shall mean (x) Persons who are exclusively employed in the
      ---------
Business as of the Closing Date, including Inactive Employees, and (y) Shared Employees.

     "Encumbrances" shall mean liens, charges, encumbrances, security interests,
      ------------
options or any other restrictions or third-party rights.

     "Environmental Claim" shall mean any claim, notice of violation or
      -------------------
administrative or judicial action by any governmental authority or other Person resulting from or alleging the violation of any Environmental Law by any Company.

     "Environmental Law" shall mean any applicable federal, state, local or
      -----------------
foreign law, statute, ordinance, rule, regulation, code, order, judgment, decree or injunction relating to (x) the protection of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land) or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labelling, protection, release or disposal of, Hazardous Substances.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Excluded Assets" shall have the meaning set forth in Section 2.2.
      ---------------

     "Excluded Liabilities" shall have the meaning set forth in Section 2.4.
      --------------------

     "Financial Statements" shall have the meaning set forth in subsection
      --------------------
3.6(a).

     "Fixtures and Equipment" of a Person shall mean all furniture, fixtures,
      ----------------------
furnishings, machinery, vehicles, equipment (including research and development equipment) and other tangible personal property owned or leased by such Person.

     "Former Employees" shall mean Persons whose employment in the Business
      ----------------
terminated prior to the Closing Date.

     "GAAP" shall mean, with respect to any Company or Transferred Assets,
      ----
accounting principles generally accepted in the country in which such Company is incorporated or such Transferred Assets are located.

     "Governmental Authorizations" of a Person shall mean all licenses, permits,
      ---------------------------
certificates and other authorizations and approvals required to carry on such Person's business as currently conducted under the applicable laws, ordinances or regulations of any federal, state, local or foreign governmental authority.

     "Hazardous Substances" shall mean any hazardous substances within the
      --------------------
meaning of 101(14) of CERCLA, 42 U.S.C. (S) 9601(14), or any pollutant or waste that is regulated under any Environmental Law.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976, as amended.

     "Inactive Employee" shall mean any employee who is temporarily absent from
      -----------------
active employment by reason of disability, illness, injury, workers' compensation, leave of absence or layoff (such employees as of August 1, 1996 being identified in Schedule 1.1(l), which Schedule describes the nature of any such absence).

     "Income Taxes" shall mean all Taxes that are based upon or measured by
      ------------
income, including alternative or add-on minimum taxes, together with any interest, penalties or additions imposed with respect thereto.

     "Indemnified Parties" shall have the meaning set forth in subsection
      -------------------
8.3(a).

     "Indemnifying Party" shall have the meaning set forth in Section 8.4.
      ------------------

     "Intellectual Property" of a Person shall mean (except to the extent or
      ---------------------
subject to the rights of any third parties therein) the following intellectual property of such Person (and the rights associated therewith): trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including, without limitation, divisions, continuations, continuations-in-part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; non-public information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any other Person; copyrighted works and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

      "Inventory" of a Person shall mean all inventory held for resale and all
       ---------
raw materials, work in process, finished products, spares, wrapping, supply and packaging items of such Person (but excluding in any case items which have been "shipped-in-place" to customers of such Person).

     "Knowledge" or any similar phrase means the actual knowledge of certain
      ---------
management employees of Parent identified on Schedule 1.1(e).

     "Laws" shall include any federal, state, foreign or local law, statute,
      ----
ordinance, rule, regulation, order, judgment or decree.

     "Leased Real Property" of a Person shall mean all real property leased on
      --------------------
the date hereof by such Person as lessee, including any buildings, structures and improvements thereon or appurtenances thereto.

     "Losses" shall have the meaning set forth in Section 8.2.
      ------

     "Material Adverse Change" or "Material Adverse Effect" shall mean a change
      -----------------------      -----------------------
or effect, respectively, that is materially adverse to the value of the Transferred Assets and Company Assets taken as a whole or materially adverse to the business, financial condition or results of operations of PED taken as a whole; provided, however, that any change or effect, respectively, identified on
       --------  -------
Schedule 1.1(f) shall not constitute a Material Adverse Change or a Material Adverse Effect.

     "Modified GAAP" shall mean GAAP, as modified by the principles set forth in
      -------------
Schedule 1.1(g).

     "Net Worth" shall be determined in accordance with Schedule 1.1(g).
      ---------

     "Notice Period" shall have the meaning set forth in Section 8.4.
      -------------

     "Owned Real Property" of a Person shall mean all real property owned by
      -------------------
such Person on the date hereof, including any buildings, structures and improvements thereon or appurtenances thereto.

     "Parent" shall have the meaning set forth in the recitals hereto.
      ------

     "Participants" shall have the meaning set forth in subsection 5.5(i).
      ------------

     "PED" shall have the meaning set forth in the recitals hereto.
      ---

     "Permitted Encumbrances" shall have the meaning set forth in subsection
      ----------------------
3.15(b).

     "Person" shall mean any natural person, corporation, limited liability
      ------
company, partnership, limited partnership, firm, joint venture, association, joint-stock company, trust, business trust, unincorporated organization, governmental or political subdivision, regulatory body or other entity.

     "Plan Transfer Date" shall have the meaning set forth in subsection 5.5(i).
     -------------------

     "Proposed Settlement" shall have the meaning set forth in subsection
     --------------------
6.1(e)(iii).

     "Purchase Price" shall mean the purchase price paid pursuant to Section
      --------------
2.5, as adjusted pursuant to Section 2.6.

     "Related to" or "Relating to" shall mean exclusively related to, or used
      ----------      -----------
exclusively in connection with, prior to the Closing.

     "Required Approvals" shall mean the consents, approvals, waivers,
      ------------------
authorizations, notices and filings referred to in Sections 3.3 and 4.3 and Schedules 3.3 and 4.3, other than any such consent, approval, waiver, authorization, notice or filing which, if not obtained or made, would not have a Material Adverse Effect and would not materially impair or delay the ability of Parent, on the one hand, or Buyer, on the other hand, as the case may be, to effect the Closing.

     "Selected Marks" shall mean all trademarks included in the Transferred
      --------------
Intellectual Property or Company Intellectual Property containing any of the terms listed on Schedule 1.1(h).

     "Seller Defined Contribution Plan"  shall have the meaning set forth in
      --------------------------------
subsection 5.5(i).

     "Seller Indemnified Parties" shall have the meaning set forth in Section
      --------------------------
8.2.

     "Seller Mark" shall mean any trademark, service mark, brand name,
      -----------
certification mark, trade name, corporate name, or other indication of origin, incorporating or based on the term "Ingersoll-Rand" or the "Ingersoll-Rand" logo, or any other similar term or symbol.

     "Seller/Company Plans" shall have the meaning set forth in Section 3.9.
      --------------------

     "Sellers" shall mean, collectively, Parent and each Subsidiary of Parent
      -------
(other than the Companies) which, immediately prior to the Closing, owns any Transferred Assets or is subject to any Assumed Liability.

     "Shared Employees" shall mean the employees of Sellers who provide services
      ----------------
to PED and are listed on Schedule 1.1(i).

     "Silver Engineering" shall mean Silver Engineering Works, Inc., a Colorado
      ------------------
corporation.

     "Silver Engineering Stock" shall mean 25,000 shares of the issued and
      ------------------------
outstanding common stock, $1.00 par value per share, of Silver Engineering.

     "Stock" shall mean, collectively, the CPM Brazil Stock, the CPM Stock, the
      -----
Silver Engineering Stock, the CPM China JV Stock and the Zeig Stock.

     "Subsidiary" shall mean, with respect to any Person, a Person 50% or more
      ----------
of the outstanding voting stock or other ownership interests of which are owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so far as no senior class of stock has such voting power by reason of any contingency.

     "Tax Claim" shall have the meaning set forth in subsection 6.1(e) (i)1.
      ---------

     "Tax Returns" shall mean all reports and returns required to be filed with
      -----------
respect to Taxes.

     "Tax Statement" shall have the meaning set forth in subsection 6.61(f)
      -------------
(iii).

     "Taxes" shall mean all federal, state, local or foreign taxes, including
      -----
but not limited to income, gross receipts, windfall profits, goods and services, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

     "Transfer Costs" shall have the meaning set forth in Section 2.10.
      --------------

     "Transferred Assets" shall have the meaning set forth in Section 2.1.
      ------------------

     "Transferred Books and Records" shall mean all Books and Records Relating
      -----------------------------
to the Transferred Business, except to the extent included in or Related to any Excluded Assets.

     "Transferred Business" shall mean the Business other than as conducted by
      --------------------
the Companies.

     "Transferred Contracts" shall mean all Contracts of Sellers that are
      ---------------------
Related to the Business, except to the extent included in the Excluded Assets.

     "Transferred Current Assets" shall mean all Current Assets of the Sellers
      --------------------------
allocated by Parent to PED.

     "Transferred Current Liabilities" shall mean, as of the Closing Date, all
      -------------------------------
current liabilities of Sellers allocated by Parent to PED other than accrued and unpaid federal, state, local and foreign income Taxes with respect to the taxable periods, or portions thereof ending on or before the Closing Date.

     "Transferred Employees" shall mean Persons who are exclusively employed in
      ---------------------
PED as of the Closing Date, including Inactive Employees, other than Company Employees.

     "Transferred Fixtures and Equipment" shall mean Fixtures and Equipment of
      ----------------------------------
Sellers that are Related to the Business except to the extent included in the Excluded Assets. Schedule 1.1(j) sets forth a list of the material Transferred Fixtures and Equipment as of June 30, 1996.

     "Transferred Governmental Authorizations" shall mean all Governmental
      ---------------------------------------
Authorizations required to be held by the Sellers in the conduct of the Business.

     "Transferred Intellectual Property" shall mean all Intellectual Property of
      ---------------------------------
the Sellers that is Related to the Business (except to the extent included as Excluded Assets).

     "Transferred Leased Real Property" shall mean all Leased Real Property of
      --------------------------------
Sellers which is Related to the Business. Schedule 1.1(k) sets forth a list of the Transferred Leased Real Property.

     "Transition Services Agreement" shall have the meaning set forth in Section
      -----------------------------
5.9.

     "U.K. Pension Plan" shall have the meaning set forth in subsection 5.5(j).
      -----------------

     "Union Employees" shall have the meaning set forth in subsection 5.5(a).
      ---------------

     "U.S. Employees" shall mean Employees who are employed by PED in the United
      --------------
States.

     "WARN" shall mean the Worker Adjustment and Retraining Notification Act.
      ----

     "Zeig" shall mean Zeig Sheet Metal Works, Inc., a Texas corporation.
      ----

     "Zeig Stock" shall mean the 251 shares of common stock of Zeig owned by
      ----------
CPM.

     1.2  Other Terms.  Other terms may be defined elsewhere in the text of this
          -----------
Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

     1.3  Other Definitional Provisions.
          -----------------------------

     (a)  The words "hereof", "herein", and "hereunder" and words of similar
                     ------    ------        ---------
import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     (c)  The terms "dollars" and "$" shall mean United States dollars.
                     -------       -

                                   ARTICLE II
                                   ----------
                       PURCHASE AND SALE OF THE BUSINESS
                       ---------------------------------

     2.1  Purchase and Sale of Assets.  On the terms and subject to the
          ---------------------------
conditions set forth herein, at the Closing, Parent agrees to, and to cause the other Sellers to, sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Sellers, all direct or indirect right, title and interest of Sellers in and to the business and assets Related to the Transferred Business, whether tangible or intangible, real or personal, as they exist on the date hereof (except for the

Excluded Assets) with such changes, deletions or additions thereto as may occur as a result of actions not prohibited hereunder from the date hereof to the Closing Date consistent with the terms and conditions of this Agreement (the

"Transferred Assets").  The Transferred Assets shall include (other than as
- -------------------
specifically limited in clauses (a) through (j) below), all of the direct and indirect right, title and interest of Sellers in the following:

     (a) the Stock (which indirectly represents ownership of the Company Assets, it being understood that such Company Assets do not constitute Transferred Assets as defined herein);

     (b)  the Transferred Leased Real Property;

     (c)  the Transferred Fixtures and Equipment;

     (d)  the Transferred Current Assets;

     (e)  the Transferred Intellectual Property;

     (f)  the Transferred Contracts;

     (g)  the Transferred Books and Records;

     (h) all prepaid Taxes to the extent such Taxes would, if not prepaid, be Assumed Liabilities;

     (i) all refunds of Taxes to the extent such Taxes are, or if not paid would be, Assumed Liabilities; and

     (j)  all transferrable Transferred Governmental Authorizations.

          2.2  Excluded Assets.  Notwithstanding anything herein to the
               ---------------
contrary, from and after the Closing, Sellers shall retain all of their direct and indirect right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to Buyer hereunder, and the Transferred Assets shall not include, the following (collectively, the "Excluded
                                                                        --------
Assets"):
- ------

     (a) the assets (including, without limitation, real property, tangible personal property, intellectual property and contracts) of all businesses other than the Transferred Business conducted by Parent and its Subsidiaries and/or other Affiliates (other than the Companies, CPM Brazil and Zeig);

     (b) the capital stock of all Subsidiaries of Parent (other than the Companies;

     (c) all cash, investment securities and other short-term and medium-term investments and non-trade accounts receivable from Sellers and their Affiliates (except for cash and equivalents of the Companies other than CPM and Silver Engineering);

     (d) all prepaid Taxes to the extent such Taxes are, or if not prepaid would be, Excluded Liabilities;

     (e) all refunds of Taxes to the extent such Taxes are, or if not paid would be, Excluded Liabilities;

     (f)  all Tax Returns of Sellers;

     (g) all Books and Records which Sellers are required by law to retain or which were prepared in connection with the sale of the Transferred Assets, including bids received from other parties and analyses relating to PED;

     (h)  the Seller/Company Plans; and

     (i) subject to Section 5.8, all rights to the Seller Marks and the Composite Marks.

          2.3  Assumption of Liabilities.  On the terms and subject to the
               -------------------------
conditions set forth herein, at the Closing, Buyer agrees to assume and discharge or perform when due all the following debts, liabilities or obligations (the "Assumed Liabilities"), whether arising before or after the
                  -------------------
Closing and whether known or unknown, fixed or contingent, in all cases other than Excluded Liabilities:

     (a) all debts, liabilities or obligations that arise out of or are Related to the Transferred Business and/or the Transferred Assets;

     (b)  the Transferred Contracts;

     (c)  the Transferred Current Liabilities;

     (d)  the Transfer Costs which Buyer has agreed to pay in Section 2.10;

     (e) all liabilities with respect to all actions, suits, proceedings, disputes, claims or investigations arising out of or Related to the Transferred Business and/or the Transferred Assets, at law, in equity or otherwise, including all product liability matters and the matters identified on Schedule 2.3(e); and

     (f) all liabilities and obligations relating to the employment or termination of employment of Transferred Employees with respect to periods commencing immediately following the Closing including, but not limited to, disability benefits and retiree medical and life benefits (whether credited prior to, on or after the Closing Date), except for medical, life, short-term disability, long-term disability and workers' compensation benefits for Inactive Employees prior to their employment by Buyer.

          2.4  Excluded Liabilities.  Notwithstanding any other provision of
               --------------------
this Agreement, the liabilities and obligations of Sellers which are not to be assumed by Buyer hereunder (the "Excluded Liabilities") are the following:
                                 --------------------

     (a) all liabilities arising out of or Relating to the Excluded Assets (other than those liabilities arising out of or Relating to Buyer's use of the Composite Marks in accordance with subsection 5.8(b));

     (b) all liabilities to Former Employees with respect to periods ending prior to, on or after the Closing Date;

     (c) all liabilities to Employees under the Seller/Company Plans with respect to periods ending on or prior to the Closing Date and any liabilities, short-term disability, long-term disability and workers compensation benefits under the Seller/Company Plans for Inactive Employees (who are Employees) prior to their employment by Buyer, in all cases other than to the extent arising under the U.K. Pension Plan or accrued on the Adjusted Closing Balance Sheet;

     (d) all liabilities for Taxes imposed with respect to the taxable periods, or portions thereof, ending on or before the Closing Date in excess of the amounts accrued on the Adjusted Closing Balance Sheet in respect thereof;

     (e) all liabilities for (i) bonuses granted by Parent to certain Employees payable based upon the disposition of the Business and (ii) stock-based incentive compensation granted by Sellers to Employees and payable for the portion of fiscal year 1996 ending on the Closing Date pursuant to the Parent's Incentive Stock Plan of 1985, Incentive Stock Plan of 1990, Incentive Stock Plan of 1995, Management Incentive Unit Plan or otherwise;

     (f) all other liabilities and obligations for which Sellers have expressly retained responsibility pursuant to this Agreement;

     (g) all debts, liabilities or obligations whatsoever that do not arise out of or are not Related to the Transferred Business or that do not otherwise arise out of or are not otherwise Related to the Transferred Assets;

     (h) debts, liabilities or obligations specified in subsection 2.3(a) (excluding those also specified in subsections 2.3(b) through 2.3(f)) to the extent not included on the Adjusted Closing Balance Sheet; and

     (i) liabilities specified in subsection 2.3(e) (other than with respect to product liability matters) to the extent not included on the Adjusted Closing Balance Sheet.

          2.5  Purchase Price.  On the terms and subject to the conditions set
               --------------
forth herein, Buyer agrees to pay Parent the Purchase Price in the aggregate amount of $72,000,000. The Purchase Price shall be allocated as provided by mutual agreement of the parties to be negotiated in good faith as soon as practicable following the Closing Date. Such agreed allocation shall be binding on Parent and Buyer for all purposes and none of the parties shall take any position in any Tax Return, report, form, declaration or questionnaire that is inconsistent with such allocation.

          2.6  Post-Closing Adjustment.  (a)  Within 60 days following the
               -----------------------
Closing, Parent shall, at its expense, prepare, or cause to be prepared, and deliver to Buyer a balance sheet (the "Closing Balance Sheet") which shall set
                                       ---------------------
forth the assets and liabilities of PED as of the Determination Date in accordance with the principles and the methods set forth on Schedule 1.1(g).

          (b) Buyer and Buyer's accountants shall, within 60 days after the delivery by Parent of the Closing Balance Sheet, complete their review of the Net Worth of PED as derived from the Closing Balance Sheet. In the event that Buyer determines that the Net Worth of PED as derived from the Closing Balance Sheet has not been determined on the basis set forth in Schedule 1.1(g), Buyer shall inform Parent in writing (the "Buyer's Objection"), setting forth a
                                     -----------------
specific description of the basis of Buyer's Objection and the adjustments to the Net Worth of PED which Buyer believes should be made, on or before the last day of such 60-day period. Parent shall then have 30 days to review and respond to Buyer's Objection. If Parent and Buyer are unable to resolve all of their disagreements with respect to the determination of the foregoing items within 10 days following the completion of Parent's review of Buyer's objection, they shall refer their remaining differences to Ernst & Young L.L.P. or another internationally recognized firm of independent public accountants as to which Parent and Buyer mutually agree (the "CPA Firm"), who shall, acting as experts
                                      --------
and not as arbitrators, determine on the basis of the standards set forth in
Schedule 1.1(g), and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Net Worth of PED as derived from the Closing Balance Sheet requires adjustment. Parent and Buyer shall direct the CPA Firm to use its best efforts to render its determination within 45 days. The CPA Firm's determination shall be conclusive and binding upon Buyer and Parent. The fees and disbursements of the CPA Firm shall be shared equally by Buyer, on the one hand, and Parent, on the other hand. Buyer and Parent shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Balance Sheet and the Closing Balance Sheet and all other items reasonably requested by the CPA Firm. The

"Adjusted Closing Balance Sheet" shall be (i) the Closing Balance Sheet in the
- -------------------------------
event that (x) no Buyer's Objection is delivered to Seller during the 60-day period specified above, or (y) Parent and Buyer so agree, (ii) the Closing Balance Sheet, adjusted in accordance with the Buyer's Objection in the event that Parent does not respond to Buyer's Objection within the 30-day period following receipt by Parent of Buyer's Objection, or (iii) the Closing Balance Sheet, as adjusted by either (x) the agreement of Parent and Buyer or (y) the CPA Firm.

          (c) Buyer shall provide Parent and its accountants full access to the Books and Records, any other information, including work papers of its accountants, and to any employees to the extent necessary for Parent to prepare the Closing Balance Sheet. Buyer and its accountants shall have the opportunity to observe the taking of the Inventory (which may begin prior to the Closing
Date) in connection with the preparation of the Closing Balance Sheet and shall have full access to all information used by Parent in preparing the Closing Balance Sheet, including the work papers of its accountants.

          (d) Within 10 Business Days following issuance of the Adjusted Closing Balance Sheet, Buyer or Parent, as the case may be, shall make an adjustment payment in an amount equal to the difference between (x) $47,900,000 (the "Base Amount") and (y) Net Worth of PED as derived from the Adjusted
      -----------   ---
Closing Balance Sheet. The adjustment payment, if any, will be made by Parent to Buyer to the extent that the Net Worth of PED as derived from the Adjusted Closing Balance Sheet is less than the Base Amount, and by Buyer to Parent to the extent that Net Worth of PED as derived from the Adjusted Closing Balance Sheet is greater than the Base Amount, plus, in either case, interest thereon from the Closing Date through the date of payment at the "prime commercial lending rate" of Chase Manhattan Bank, N.A., or any successor thereto in New York, New York on the Closing Date. The adjustment payment payable pursuant to this subsection 2.6(d) shall be paid by wire transfer of immediately available funds to an account designated by Buyer, on the one hand, or Parent, on the other hand, as the case may be.

          2.7  Closing.  (a)  The Closing shall take place at the offices of
               -------
Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York at 10:00 A.M. (New York City time), on the second business day (the "Closing Date")
                                                            ------------
following the satisfaction or
waiver (by the party entitled to waive the condition) of all conditions to the Closing set forth in Article VII, but not earlier than September 27, 1996, or at such other time and place as the parties hereto may mutually agree.

          (b) Except as to any Required Approval, notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Buyer of any Transferred Asset is prohibited by any applicable law or would require any governmental or third-party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or any attempted sale, assignment, transfer, conveyance or delivery, thereof. Following the Closing, and without limiting the provisions set forth in Section 5.3, the parties shall use reasonable efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that neither any Seller nor
                                --------  -------
Buyer shall be required to pay any consideration therefor, other than filing, recordation or similar fees payable to any governmental authority, which fees shall be shared equally by Buyer, on the one hand, and Parent, on the other hand. Pending such authorization, approval, consent or waiver, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits and liabilities of use of such Transferred Asset. Once such authorization, approval, consent or waiver for the sale, assignment, transfer, conveyance or delivery of a Transferred Asset not sold, assigned, transferred, conveyed or delivered at the Closing is obtained, Parent shall, or shall cause the applicable Seller to, promptly assign, transfer, convey and deliver, or cause to be assigned, transferred, conveyed and delivered, such Transferred Asset to Buyer for no additional consideration. To the extent that any such Transferred Asset cannot be transferred or the full benefits and liabilities of use of any such Transferred Asset cannot be provided to Buyer within 50 days following the Closing pursuant to this subsection 2.7(b), then within 30 days Buyer and Parent shall enter into such mutually acceptable arrangements (including subleasing or contracting if permitted) to provide to Buyer the economic (taking into account Tax costs and benefits) and operational equivalent of obtaining such authorization, approval, consent or waiver and the performance by Buyer of the obligations thereunder. To the extent that Buyer does not receive all of the benefits of an asset contemplated to have been a Transferred Asset, including after taking any actions contemplated by the preceding sentence into account, Buyer shall be entitled to an appropriate adjustment in the Purchase Price.

          2.7(c) CPM China JV.
                 ------------

          (i) In the event that the consents referred to on Schedule 3.3 with respect to the transfer of the CPM China Stock to the Buyer shall not have been obtained by the Closing Date the parties agree as follows:

          (A) On the Closing Date an amount equal to the net book value as of June 30, 1996 of the CPM China JV Stock as reflected on the books and records of Parent (the "Deposit") shall be segregated from the Purchase Price and deposited in escrow with the law firm of Greenberg Traurig Hoffman Lipoff Rosen & Quentel (the "Escrow Agent").

          (B) Upon receipt of the consents referred to on Schedule 3.3 and the documentation necessary to transfer ownership of the CPM China JV Stock to Buyer, the Escrow Agent shall remit the Deposit (including interest earned thereon) to Parent.

          (C) In the event Parent determines that the CPM China JV cannot or will not be transferred and that the CPM China JV is to be liquidated, Parent shall cause at its expense all assets received by the owner of the CPM China JV Stock in connection with such liquidation to be assigned and delivered to such location in Asia designated by Buyer. Upon receipt of evidence of such assignment and delivery, the Escrow Agent shall remit the Deposit less the book value as reflected on the Adjusted Closing Balance Sheet of the technology transferred to the CPM China JV by CPM and its Affiliates (including interest on such net amount) to Parent.

          (D) During the period from the Closing Date until the completion of one of the transactions described in subparagraphs (B) and (C) above, Buyer shall act as the agent and representative of Parent and its Affiliates with respect to the operation of the CPM China JV. The results of operations of the CPM China JV during such period shall be for the account of Buyer, so that no adjustments based on such results shall be made in the amount due to Parent upon consummation of either of the transactions described in subparagraph (B) or (C) above.

          (E) As an alternative to the Deposit with the Escrow Agent, Buyer may provide Parent with a bank guaranty, letter of credit or similar instrument reasonably acceptable to Parent containing the payment terms outlined in this Section. In such event, appropriate changes to the provisions of this Section 2.7(c) relating to the escrow arrangement shall be made to conform to the alternative arrangement.

          (F) The provisions of this Section 2.7(c) shall not affect the provisions of Section 2.6 relating to the Closing Balance Sheet, the Adjusted Closing Balance Sheet and the adjustment payment.

          (ii) Parent will be responsible for obtaining the consents necessary for the transfer of the CPM China JV and Buyer will cooperate to the extent reasonably necessary in obtaining such consents. In the event any consent contains conditions which may have an adverse effect on Buyer, Buyer will have the right to consent to such conditions, such consent not to be unreasonably withheld.

          (iii) In the event the transfer to Buyer of the CPM China JV Stock or the assets distributed in connection with the liquidation of CPM China JV has not occurred within nine months of the Closing Date, the sale of the CPM China JV Stock will be excluded from the transactions contemplated hereby without any obligation by either party with respect thereto and the Deposit (or other form of guaranty) shall be released.

          2.8  Deliveries by Buyer.  At the Closing, Buyer shall deliver to
               -------------------
Parent the following:

     (a) the Purchase Price in immediately available funds by wire transfer to an account or accounts which shall have been designated by Parent not less than two business days prior to the Closing;

     (b) such instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to Parent, as may be necessary to effect Buyer's assumption of the Assumed Liabilities;

     (c) such other instruments and documents, in form and substance reasonably acceptable to Parent and Buyer, as may be necessary to effect the Closing;

     (d) a duly executed copy of each Ancillary Agreement (such agreements to be in form and substance reasonably acceptable to Buyer); and

     (e)  the certificates and other documents to be delivered pursuant to
     Section 7.3.

          2.9  Deliveries by Sellers.  At the Closing, Parent shall, and shall
               ---------------------
cause the other Sellers to, deliver to Buyer the following:

     (a) certificates representing all of the Stock, duly endorsed in blank for transfer or accompanied by duly executed blank stock powers together with all necessary stock transfer stamps affixed thereto at the expense of Buyer and/or such other instruments as shall reasonably be required by Buyer to transfer to Buyer all right, title and interest in and to the Stock, free and clear of any Encumbrance (other than (i) Encumbrances created by Buyer and (ii) the requirements of the Federal and state securities laws and state insurance laws respecting limitations on the subsequent transfer thereof). All such certificates, stock powers and instruments shall be in form and content reasonably satisfactory to Buyer and its counsel;

     (b) assignments, in form and substance reasonably acceptable to Buyer, assigning to Buyer all Transferred Intellectual Property;

     (c) assignments or, where necessary, subleases, in form and substance reasonably acceptable to Buyer, assigning or subleasing to Buyer all Transferred Leased Real Property;

     (d) bills of sale, in form and substance reasonably acceptable to Buyer, transferring to Buyer all other Transferred Assets;

     (e) such other instruments or documents, in form and substance reasonably acceptable to Buyer and Parent, as may be necessary to effect the Closing;

     (f) a duly executed copy of each Ancillary Agreement (such agreements to be in form and substance reasonably acceptable to Buyer); and

     (g)  the certificates and other documents to be delivered pursuant to
     Section 7.2.

     (h) The Buyer shall have received the written resignations, effective as of the Closing Date, of such directors and officers of the Companies (except as to CPM China JV, of which such resignations will consist only of the designees of the Parent) and the Parent's designee on the Board of Directors of CPM Brazil, as requested in writing by the Buyer prior to the Closing Date.

          2.10  Transfer Taxes and Recording Fees.  All sales, value-added,
                ---------------------------------
transfer, recording, deed, stamp, grantor or grantee Taxes, fees and charges, and all other similar costs and expenses of any kind required or customary in the applicable jurisdiction in connection with the effectuation of the transfer of the Transferred Assets (and the effective transfer of all Company Assets), including the transfer of the Stock, and the filing of any required or customary instruments, whether such Tax, fee, charge, cost or expense is imposed on Buyer or any Seller (the "Transfer Costs"), shall be the responsibility of, and shall
                    --------------
be paid one-half by Buyer and one-half by Seller.

          2.11  Schedule Updates.  By September 24, 1996, Parent shall deliver
                ----------------
to Buyer updated versions of Schedules 1.1(f), 2.3(e), 3.6(c), 3.7(a), 3.7(b), 3.11, 3.12(d), 3.13, 3.14(a), 3.14(b), 3.14(c) and 3.15(b), such updated versions to indicate specific additions and deletions, so that such updated Schedules are current as of September 20, 1996. In the event the Closing is delayed beyond October 10, 1996, Parent shall deliver additional updates of such Schedules so that they are current as of a date not more than ten days prior to Closing. Such updated Schedules shall be deemed a part of the Schedules as in existence on the date of this Agreement, and, other than as provided in subsection 7.2(a), any reference herein to a Schedule listed above shall be deemed a reference to such updated Schedule.

                                  ARTICLE III
                                  -----------
                    REPRESENTATIONS AND WARRANTIES OF PARENT
                    ----------------------------------------

          Parent represents and warrants to Buyer as follows:

          3.1  Organization and Qualification.  Each Seller and Company is a
               ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its respective Transferred Assets (in the case of a Seller) or Company Assets (in the case of a Company) and to carry on the Business as currently conducted by it. Each Seller and Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its respective Transferred Assets (in the case of a Seller) or Company Assets (in the case of a Company) or the conduct of the Business by it requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect.

          3.2  Corporate Authorization.  Each Seller has full corporate power
               -----------------------
and authority to execute and deliver this Agreement and/or each of the Ancillary Agreements to which it is a party, if any, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by each Seller of this Agreement and/or each of the Ancillary Agreements to which it is a party, if any, have been duly and validly authorized and no additional corporate authorization or consent is required in connection with the execution, delivery and performance by such Seller of this Agreement and/or such Ancillary Agreements.

          3.3  Consents and Approvals.  Except as specifically set forth in
               ----------------------
Schedule 3.3 or as required by the HSR Act, no consent, approval, waiver or authorization is required to be obtained by Sellers from, and no notice or filing is required to be given by Sellers to or made by Sellers with, any federal, state, local or foreign governmental authority or other Person in connection with the execution, delivery and performance by Sellers of this Agreement and each of the Ancillary Agreements, other than in all cases where the failure to obtain such consent, approval, waiver or authorization, or to give or make such notice or filing, would not have a Material Adverse Effect or materially impair or delay the ability of Sellers to effect the Closing.

          3.4  Non-Contravention.  Except as set forth on Schedule 3.4, the
               -----------------
execution, delivery and performance by each Seller of this Agreement and/or each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate any provision of the charter, bylaws or other organizational documents of such Seller or any Company, (ii) subject to obtaining the consents referred to in
Section 3.3, to the Knowledge of Parent, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of such Seller or any Company under, or in a loss of any benefit to which such Seller or any Company is entitled under, any Contract of such Seller or any Company or result in the creation of any Encumbrance upon any of the Transferred Assets or Company Assets; or (iii) assuming compliance with the matters set forth in Sections 3.3 and 4.3, to the Knowledge of Parent, violate, or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority to which such Seller or any Company is subject, including any Governmental Authorization, other than, in the cases of clauses
(ii) and (iii), any conflict, breach, termination, default, cancellation, acceleration, loss, violation or Encumbrance which, individually or in the aggregate, would not have a Material Adverse Effect or materially impair or delay the ability of Parent to perform its obligations hereunder.

          3.5  Binding Effect.  This Agreement has been duly executed and
               --------------
delivered by Parent and constitutes, and each of the Ancillary Agreements when executed and delivered by the parties thereto will constitute, the valid and binding obligation of Parent and/or the applicable other Sellers, enforceable against each such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          3.6  Financial Statements: Absence of Certain Changes.  (a)  The
               ------------------------------------------------
unaudited combined balance sheet of PED at December 31, 1995 (the "Balance
                                                                   -------
Sheet") and the unaudited combined statements of earnings from operations of PED for the year ended December 31, 1995 attached as Schedule 3.6(a) (together with the Balance Sheet, collectively, the "Financial Statements") fairly present, in
                                     ----------------------
all material respects, the financial condition of PED as of the date thereof, or the results of operations for the period then ended, as the case may be and were prepared in accordance with Modified GAAP. To the best of Parent's Knowledge since December 31, 1995, there has been no material adverse change in the financial performance of the Business compared to the similar period of the prior year.

          (b) All of the liabilities reflected on the Balance Sheet are Related to the Business and arose out of or were incurred in the conduct of the Business.

          (c) Except as set forth in Schedule 3.6(c) or otherwise disclosed in this Agreement, since the date of the Balance Sheet, Sellers and the Companies have conducted the Business in the ordinary and usual course and, other than in the ordinary and usual course, have not, with respect to the Business: (i) sold, assigned, pledged, hypothecated or otherwise transferred any of the Transferred Assets or Company Assets, other than for such sales, assignments, pledges, hypothecations or other transfers in the ordinary course of business which would not have a Material Adverse Effect; (ii) terminated or materially amended any Contract that is material to the Business, taken as a whole; (iii) suffered any damage, destruction or other casualty loss (not covered by insurance) which individually or in the aggregate resulted in damages in excess of $100,000; (iv) except for normal salary administration for management employees, other compensation increases in the ordinary course of business or the bonuses and incentive compensation referred to in subsection 2.4(e), increased the compensation payable or to become payable by any Seller or Company to any of the Employees or increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement made by any Seller or Company, for or with any such employees; or (v) entered into an agreement to do any of the foregoing.

          3.7  Litigation and Claims.  (a)  Except as set forth in Schedule
               ---------------------
3.7(a), there is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation pending or, to the Knowledge of Parent, threatened, with respect to which any Seller or Company has been contacted in writing by counsel for the plaintiff or claimant or any other Person, involving the Business or any of the Transferred Assets or Company Assets other than those which would not result in liability in excess of $100,000 individually or, in the case of actions seeking injunctive relief, have a Material Adverse Effect or materially impair or delay the ability of Sellers to effect the Closing.

          (b) Except as set forth in Schedule 3.7(b), none of the Transferred Assets or Company Assets is subject to any order, writ, judgment, award, injunction, or decree of any court or governmental or regulatory authority of competent jurisdiction or any arbitrator or arbitrators other than those which, individually or in the aggregate, would not have a Material Adverse Effect or materially impair or delay the ability of Sellers to effect the Closing.

          3.8  Taxes.  (a)  None of the Transferred Assets or Company Assets is
               -----
tax-exempt use property within the meaning of section 168(h) of the Code. None of the Transferred Assets or Company Assets is property that is or will be required to be treated as being owned by another person pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

          (b) Except as set forth on Schedule 3.8(b), (i) all, Tax Returns reflecting annual tax liability of more than $3,000 for a particular tax in a single taxing jurisdiction required to be filed by the Companies on or before the Closing Date, have been or will be filed when due in accordance with all applicable laws; (ii) all Taxes shown on such Tax Returns have been or will be paid in timely fashion or have been accrued for on the relevant Company's financial statements; (iii) there is no action, suit, proceeding, investigation (to the Knowledge of Parent), audit or claim now pending with respect to any Tax of the Companies; (iv) there are no outstanding agreements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from any Company; (v) there are no liens for any Tax on the assets of the Companies, except for Taxes not yet due and payable, or on the Stock in the hands of Sellers; and (vi) the Buyer will not be subject to withholding under section 1445 of the Code with respect to the sale of the Transferred Assets.

          (c) Parent and CPM have filed (or will timely file) a consolidated federal income tax return for the taxable year immediately preceding the current year and Parent and the Companies are eligible to make an election under Section 338(h)(10) of the Code with respect to the Companies (except the CPM China JV).

          3.9  Employee Benefits.  Schedule 3.9 lists each employee benefit
               -----------------
plan, as defined in section 3(3) of ERISA (including employee health and health reinsurance plans), and each bonus or other incentive compensation, severance, reduction in force, relocation, salary continuation for sickness or other disability, vacation or educational assistance program which each Seller and Company maintains, contributes to or has an obligation to contribute to on behalf of Employees (collectively, the "Seller/Company Plans"). None of the
                                        --------------------
Seller/Company Plans constitutes a "multiemployer plan" (as defined in section 4001(a)(3) of ERISA).

          3.10  Compliance with Laws.  Except as set forth in Schedule 3.10, the
                --------------------
Business is being conducted in compliance with all Laws, except where the failure so to comply, individually or in the aggregate, would not have a Material Adverse Effect and PED has all Governmental Authorizations necessary for the conduct of the Business as currently conducted, other than those the absence of which would not have a Material Adverse Effect; it
                                                           --
being understood that nothing in this representation is intended to address any
- ----- ----------
compliance issue that is the subject of any other representation or warranty set forth herein.

          3.11  Environmental Matters.  Except as set forth in Schedule 3.11
                ---------------------
and, in each case, other than as Relates to an Excluded Liability:

          (a) the Business is in compliance with all applicable Environmental Laws and there are no liabilities under any Environmental Law with respect to the Business (including the Transferred Assets), other than non-compliance or liabilities which, individually or in the aggregate, would not have a Material Adverse Effect;

          (b) no Seller or Company has received or is in possession of any notice of any material violation or alleged material violation of, or any material liability under, any Environmental Law in connection with the Business (including the Transferred Assets) during the past three years; and

          (c) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, proceedings or investigations pending or, to the Knowledge of Parent, threatened, relating to compliance with or liability under any Environmental Law affecting the Business or the Transferred Assets or Company Assets.

          3.12 Intellectual Property. (a) Schedule 3.12(a) sets forth a list and
               ---------------------
description (including the country of registration) of all registered Transferred Intellectual Property and Company Intellectual Property.

          (b) With respect to Selected Marks, except as set forth on Schedule 3.12(b), there are no restrictions that would materially affect the use of the Selected Marks in connection with the Business and, to the Knowledge of Parent, the Selected Marks do not infringe upon or otherwise violate the valid and registered trademark of any other Person.

          (c) With respect to Transferred Intellectual Property and Company Intellectual Property other than the Selected Marks, to the Knowledge of Parent, except as set forth in Schedule 3.12(c), no product (or component thereof or process) currently used, sold or manufactured by PED infringes on or otherwise violates a valid and enforceable patent or registered trademark or registered copyright of any other Person.

          (d) Except as set forth in Schedule 3.12(d), there are no actions or proceedings pending or, to the Knowledge of Parent, threatened challenging, and, to the Knowledge of Parent, no Person is infringing or otherwise violating, the Transferred Intellectual Property or Company Intellectual Property, except for challenges, infringements or violations which, individually or in the aggregate, would not have a Material Adverse Effect.

          3.13  Labor Matters.  Except as disclosed on Schedule 3.13:
                -------------

          (a) no Seller or Company is a party to any labor or collective bargaining agreement with respect to Employees; no Employees are represented by any labor organization; and, to the Knowledge of Parent, there are no organizing activities (including any demand for recognition or certification proceedings pending or threatened in writing to be brought or filed with the National Labor Relations Board or other labor relations tribunal) involving any Seller or Company;

          (b) there are no strikes, work stoppages, slowdowns, lockouts, unfair labor practice charges, arbitrations or grievances pending or threatened in writing and received by any Seller or Company against or involving any Seller or Company except for those which, individually or in the aggregate, would not have a Material Adverse Effect;

          (c) there are no complaints, charges or claims against any Seller or Company pending or, to the Knowledge of Parent, threatened in writing to be brought or filed with any governmental authority, arbitrator or court based on or arising out of the employment by any Seller or Company of any Employee except for those which, individually or in the aggregate, would not have a Material Adverse Effect; and

          (d) with respect to the Business, each Seller and Company is in compliance with all laws and orders Relating to the employment of labor, including all such laws and orders Relating to wages, hours, collective bargaining, discrimination, sexual harassment, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes except for non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect.

          3.14  Contracts.  Schedule 3.14(a) sets forth a list, as of the date
                ---------
hereof, of each written Contract of any Seller or Company that is Related to and material to the Business (other than (i) purchase orders in the ordinary and usual course of business, (ii) any Contract involving the payment of less than $100,000 per year in the aggregate or with a term of less than one year and
(iii) confidentiality agreements entered into in the usual course of business). Except as set forth in Schedule 3.14(b), each such Contract is, to the Knowledge of Parent, in full force and effect and constitutes a legal, valid and binding obligation of the Seller or Company party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing. Except as otherwise provided in Schedule 3.14(c), Parent has no Knowledge of any material default under any Contract listed on Schedule 3.14(a) which default has not been cured or waived and would have a Material Adverse Effect.

          3.15  Entire Business; Title to Property.  (a)  Except as set forth in
                ----------------------------------
Schedule 3.15(a), the Transferred Assets, the Company Assets and the Transition Services Agreement constitute all the assets, properties and rights necessary to conduct the Business in all material respects as currently conducted.

          (b) Each Seller and Company has good (and, in the case of Owned Real Property, marketable) title to, or a valid and binding leasehold interest in, its respective Transferred Assets or Company Assets, as the case may be, free and clear of all Encumbrances, except (i) as set forth in Schedule 3.15(b); (ii) any Encumbrances disclosed in the Financial Statements; (iii) liens for Taxes, assessments and other governmental charges not yet due and payable or due but being contested in good faith by appropriate proceedings or not delinquent; (iv) mechanics', workmen's, repairmen's, warehousemen's, carriers', or other like liens arising or incurred in the ordinary course of business, original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (v) with respect to real property, (A) easements, quasi-easements, licenses, covenants, rights-of-way and other similar restrictions, including, without limitation, any other agreements, conditions or restrictions which would be shown by a current title report or other similar report or listing, (B) any conditions that may be shown by a current survey, title report or physical inspection and (C) zoning, building and other similar restrictions; and (vi) Encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect (all items included in the above clauses (i) through (vi), together with any matter set forth in Schedule 3.15(b), are referred to collectively herein as the "Permitted Encumbrances").
                                                     ----------------------

          (c) Parent makes no representation in this Agreement as to the physical condition or usefulness for a particular purpose of the real or tangible personal property included in the Transferred Assets or Company Assets.

          3.16  Capital Stock; Title.  Schedule 3.16 accurately sets forth the
                --------------------
authorized capital stock of each Company and the number of shares of each class of capital stock of each Company that are issued and outstanding as of the date hereof. The Stock and all of the issued and outstanding shares of capital stock of the Subsidiaries of CPM are duly authorized, validly issued, fully paid and non-assessable and all Stock is owned beneficially and of record as set forth in
Schedule 3.16, free and clear of any Encumbrance except as provided in the next sentence. Upon delivery of the payment for the Stock as herein provided and assuming the Buyer has the requisite power and authority to be the lawful owner of the Stock, Buyer will acquire good title thereto, free and clear of any Encumbrance (other than (i) Encumbrances created by Buyer and (ii) the requirements of the Federal and state securities laws and state insurance laws respecting limitations on the subsequent transfer thereof), and will own the percentage of the issued and outstanding shares of capital stock of CPM, Silver Engineering, CPM Brazil and Zeig and the registered capital of the CPM China JV set forth on Schedule 3.16.

          3.17  Options and Other Rights.  Except for and as provided in this
                ------------------------
Agreement or as set forth on Schedule 3.17, (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from any Seller, Company or other Affiliate of Parent any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock, registered capital or any other equity security of any Company (or any interest therein),
(ii) there is no outstanding security of any kind that has been issued by any Seller, Company or other Affiliate of Parent and that is convertible into or exchangeable for the capital stock or registered capital of any Company (or any interest therein) and (iii) there is no outstanding Contract of or binding upon any Seller, Company or other Affiliate of Parent to purchase, redeem or otherwise acquire any outstanding shares of the capital stock or registered capital of any Company.

          3.18  Charter Documents; Minute Books.  (a)  Parent has heretofore
                -------------------------------
made available to Buyer true and complete copies of the articles or certificate of incorporation and by-laws of each Company, in each case as in effect on the date hereof.

          (b) The minute books of each Company accurately reflect in all material respects all formal actions taken at all meetings and all consents in lieu of meetings of the stockholders of such Company since January 1, 1990 and all formal actions taken at all meetings and all consents in lieu of meetings of the Board of Directors of such Company and all committees thereof since January 1, 1990. All of such minute books have previously been made available for inspection by Buyer.

          3.19  Finders' Fees.  Except for Merrill Lynch, Pierce, Fenner & Smith
                -------------
Incorporated, whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from Parent in connection with the transactions contemplated by this Agreement.

          3.20  No Other Representations or Warranties.  Except for the
                --------------------------------------
representations and warranties contained in this Article

III, neither Parent nor any other Person makes any other express or implied representation or warranty on behalf of Sellers.

                                   ARTICLE IV
                                   ----------
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer represents and warrants to Parent as follows:

          4.1  Organization and Qualification.  Buyer is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate and to carry on its business as currently conducted. Buyer is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership of its properties or the operation of its business requires such qualification.

          4.2  Corporate Authorization.  Buyer has full corporate power and
               -----------------------
authority to execute and deliver this Agreement and each of the Ancillary Agreements, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements have been duly and validly authorized and no additional corporate authorization or consent is required in connection with the execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements.

          4.3  Consents and Approvals.  Except as specifically set forth in
               ----------------------
Schedule 4.3 or as required by the HSR Act, no consent, approval, waiver or authorization is required to be obtained by Buyer or any Subsidiary of Buyer from, and no notice or filing is required to be given by Buyer or any Subsidiary of Buyer to, or made by Buyer or any Subsidiary of Buyer with, any federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements, other than in all cases where the failure to obtain such consent, or to give or make such notice or filing, would not have a Material Adverse Effect or materially impair or delay the ability of Buyer to effect the Closing.

          4.4  Non-Contravention.  Except as set forth in Schedule 4.4, the
               -----------------
execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate any provision of the charter, bylaws or other organizational documents of Buyer; (ii) subject to obtaining the consents referred to in Section 4.3, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Buyer under, or in a loss of any benefit to which Buyer is entitled under, any Contract of Buyer or result in the creation of any Encumbrance upon any of the Assets of Buyer; or
(iii) assuming compliance with the matters set forth in Sections 3.3 and 4.3, violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority to which Buyer is subject, including any Governmental Authorization, other than any conflict, breach, termination, default, cancellation, acceleration, loss, violation or Encumbrance which, individually or in the aggregate, would not have a Material Adverse Effect or materially impair or delay the ability of Buyer to perform its obligations hereunder.

          4.5  Binding Effect.  This Agreement has been duly executed and
               --------------
delivered by Buyer and constitutes, and each of the Ancillary Agreements when executed and delivered by the parties thereto will constitute, the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          4.6  Purchase Not for Distribution.  The Stock will be acquired by
               -----------------------------
Buyer for its own account and not with a view to distribution. Buyer has no present intent to and will not resell, transfer, assign or distribute the Stock, except in compliance with the registration requirements of the Securities Act of 1933, as amended, and all other U.S. federal or state or foreign securities laws and regulations, or pursuant to an available exemption therefrom.

          4.7  Litigation and Claims.  (a)  There is no civil, criminal or
               ---------------------
administrative action, suit, demand, claim, hearing, proceeding or investigation pending or, to the knowledge of Buyer, threatened, which, individually or in the aggregate, would materially impair or delay the ability of Buyer to effect the Closing.

          (b) The Buyer is not subject to any order, writ, judgment, award, injunction, or decree of any court or governmental or regulatory authority of competent jurisdiction or any arbitrator or arbitrators which, individually or in the aggregate, would materially impair or delay the ability of Buyer to effect the Closing.

          4.8  Finders' Fees.  Except for Southtrust Securities and KPMG-Peat
               -------------
Marwick, whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer or any Subsidiary of Buyer who might be entitled to any fee or commission from Buyer in connection with the transactions contemplated by this Agreement.

          4.9  Financial Capability.  Buyer has, and on the Closing Date will
               --------------------
have, sufficient funds to effect the Closing and all other transactions contemplated by this Agreement.

          4.10  No Other Representations or Warranties.  Except for the
                --------------------------------------
representations and warranties contained in this Article IV, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

                                   ARTICLE V
                                   ---------
                                   COVENANTS
                                   ---------

          5.1  Access.  Prior to the Closing, Parent shall permit Buyer and its
               ------
representatives to have access, during regular business hours and upon reasonable advance notice, to the Transferred Assets and the Company Assets, subject to reasonable rules and regulations of Sellers and the Companies, and shall furnish or cause to be furnished to Buyer any financial and operating data and other information that is available with respect to PED as Buyer shall from time to time reasonably request. Buyer agrees to abide by the terms of the Confidentiality Agreement with respect to such access and any information furnished to it or its representatives pursuant to this Section 5.1.

          5.2  Conduct of Business.  During the period from the date hereof to
               -------------------
the Closing, except as otherwise contemplated by this Agreement or as Buyer shall otherwise agree in writing in advance, Parent covenants and agrees to conduct, and to cause each Company and other Seller to conduct, the Business in the ordinary and usual course, and to use reasonable efforts to preserve intact the Business and their relationships with third parties in respect thereof. During the period from the date hereof to the Closing, except as otherwise provided for in this Agreement or as Buyer shall otherwise consent (which consent shall not be unreasonably withheld), Parent covenants and agrees that with respect to the Business, other than in the ordinary and usual course or as set forth in Schedule 5.2, it shall not and shall cause each Company and other Seller not to:

               (i) enter into commitments for new capital expenditures in excess of $250,000 in the aggregate;

               (ii) dispose of or incur, create or assume any Encumbrance on any individual fixed asset of PED if the greater of the book value or the fair market value of such fixed asset exceeds $100,000, other than Permitted Encumbrances;

               (iii) enter into any transaction material to PED taken as a whole;

               (iv) grant salary or wage increases in excess of 5% or (as it relates to Employees) materially change or amend any Seller/Company Plan; or

               (v) agree, in writing or otherwise, to do any of the foregoing.

          Notwithstanding the foregoing, this Section 5.2 shall not restrict the ability of any Seller or Company to make distributions of cash or short-term investments to holders of its capital stock or otherwise to engage in cash management activities in the ordinary course of business.

          5.3  Best Efforts.  Parent and Buyer will cooperate and use their
               ------------
respective best efforts to fulfill the conditions precedent to the other party's obligations hereunder, including but not limited to securing as promptly as practicable all consents, approvals, waivers and authorizations required in connection with the transactions contemplated hereby. Parent and Buyer will promptly file documentary materials required by the HSR Act and promptly file any additional information requested as soon as practicable after receipt of request therefor and will use best efforts to obtain any required approvals thereunder.

          5.4  Settlement of Intercompany Accounts; Cancellation of Intercompany
               -----------------------------------------------------------------
and Other Agreements.  The parties agree that all intercompany accounts,
- --------------------
including all accounts receivable, (whether or not currently due and payable) between the Companies, on the one hand, and Parent and its Affiliates (other than the Companies, CPM Brazil and Zeig), on the other hand, shall be settled in full on or prior to the Closing Date. Except for the Transition Services Agreement or as otherwise provided in this Agreement, Parent shall cause any Contracts between any Company, on the one hand, and Parent and its Affiliates (other than the Companies, CPM Brazil and Zeig), on the other hand, to be cancelled to the extent such cancellation can be accomplished without penalty or liability and Parent represents and warrants that such Contracts can be so cancelled.

          5.5  Post-Closing Obligations to Certain Employees.   (a)  Buyer shall
               ---------------------------------------------
assume, as successor employer, the collective bargaining agreements set forth on
Schedule 3.13 relating to Transferred Employees on the Closing Date and shall offer employment to each of the Employees covered by such agreement ("Union
                                                                      -----
Employees").
- ---------

          (b) (i) Buyer shall offer employment on an "at-will basis" effective as of the Closing Date to all Transferred Employees who are U.S. Employees (other than Union Employees); provided, however, that any Inactive Employee who
                              --------  -------
is absent from active service on the Closing Date by reason of such Inactive Employee's entitlement to short-term disability, long-term disability or workers' compensation benefits shall be offered employment by Buyer effective upon such Inactive Employee's availability to return to active service. Parent shall be responsible for any obligations or benefits (including health and disability) owed to such Inactive Employees as a result of occurrences or events arising prior to Closing. Each offer of employment to a Transferred Employee who is a U.S. Employee shall be at the same compensation rate and position held by such U.S. Employee immediately prior to the Closing Date and upon such other terms and conditions of employment as may be determined by Buyer in its sole discretion; provided, however, that
                                                      --------  -------
the offer to each Inactive Employee shall be at terms and on conditions substantially as favorable to such Inactive Employee as the terms and conditions applicable immediately prior to the Closing Date and provided, that Buyer may
                                                     --------
make a reasonable accommodation in the case of any Inactive Employee who returns to work following a period of disability and is not fully capable of performing the functions of his or her former position. Such U.S. Employees who are hired by Buyer shall be treated no less favorably than similarly situated employees of Buyer. Subject to the requirements of the preceding sentence, from the Closing Date through the first anniversary thereof, Buyer shall provide such U.S. Employees with employee benefits which are in the aggregate substantially comparable to those currently provided by the Parent and its Subsidiaries to such U.S. Employees.

          (ii) Buyer shall offer employment, effective on and after the Closing Date, to all Transferred Employees who are not U.S. Employees (other than Union Employees) on terms and conditions of employment, including salary, incentive compensation and benefits, which are substantially similar in the aggregate to those presently paid to or received by such Employees. Buyer shall exercise reasonable efforts to persuade such Employees to accept such offers of employment. Buyer shall be liable for the cost of termination by Buyer on or after the Closing Date of any Transferred Employee who is not a U.S. Employee and Buyer shall indemnify Seller for any claims for severance or notice of pay in lieu thereof made against Seller by any such Employee terminated by Buyer.

          (c) Buyer shall ensure that all Company Employees will be employed by the Companies on and immediately after the Closing Date on substantially the same terms as (including salary, job responsibility and location), and with respect to employee benefit plans and programs, on terms which in the aggregate are substantially equivalent to, those provided to such Company Employees on the day immediately preceding the Closing Date. Notwithstanding the foregoing, Buyer shall have no obligation to continue to provide benefits of the type referred to in Section 2.4(e)(ii).

          (d) Buyer shall, subject to subsection 5.5(f), grant all Employees (other than Union Employees) credit for purposes of eligibility (including eligibility for early retirement benefits or subsidies), vesting and benefit accrual (but with appropriate offsets so as not to duplicate benefits) under Buyer's employee benefit plans (including vacation and severance) for their service with Seller and the Companies prior to the Closing Date, to the same extent such service had been taken into account under the Seller/Company Plans, and with Buyer on and after the Closing Date.

          (e) Buyer shall provide a medical plan as of the Closing Date so as to ensure uninterrupted coverage of all U.S. Employees and, to the extent not otherwise provided, all other Employees (in all cases, other than Union Employees). Such medical plan shall grant credit for amounts paid by such Employees during the applicable plan year, including the Closing Date, shall not exclude preexisting conditions and, subject to Buyer's right to amend or terminate after the first anniversary of the Closing Date, shall provide for retiree medical and life insurance benefits for such Employees substantially similar to the medical and life insurance plans of Seller and the Companies in effect immediately prior to the Closing Date (true and correct copies of which have been provided to Buyer).

          (f) Buyer shall provide, without duplication of benefits, all Employees (other than Union Employees) with vacation time rather than cash in lieu of vacation time for all vacation earned, accrued and unpaid through the Closing Date (unless such Employee elects otherwise), but only to the extent accrued or otherwise reserved for in the Adjusted Closing Balance Sheet. Buyer shall promptly reimburse Seller for any accrued vacation required to be paid for any reason to such Employees by any Seller or Company, but only to the extent accrued or otherwise reserved for in the Closing Adjusted Balance Sheet.

          (g) Buyer shall discharge Parent's obligations in respect of the agreements dated November 7, 1995 with certain employees listed on
Schedule 5.5(g).

          (h) Except as otherwise provided in subsection 5.5(i) and 5.5(j), (i) Parent shall retain sponsorship of the Seller/Company Plans and Buyer shall not be entitled to any assets of the Seller/Company Plans and (ii) if Buyer maintains or establishes a defined contribution plan, such plan shall, subject to applicable law, accept rollovers by Employees (other than Union Employees) and employee loans by U.S. Employees.

          (i) As soon as practicable after the Closing Date, Parent shall (i) cause the trustees of the Parent's Savings and Stock Investment Plan and Retirement Account Plan (each, a "Seller Defined Contribution Plan") to
                                  --------------------------------
segregate, in accordance with the spinoff provisions set forth under Section 414(1) of the Code, the assets of the Seller Defined Contribution Plans representing the full then-vested account balances of employees of the Company who participate therein ("Participants") for all periods of participation
                          ------------
through the Closing Date (including, as applicable, all employee and employer contributions attributable thereto); (ii) make all required filings and submissions to appropriate governmental agencies; and (iii) make all required amendments to the Seller Defined Contribution Plans and related trust agreements necessary to provide for such segregation and the transfers of assets described in this subsection 5.5(i). The Seller Defined Contribution Plans shall be amended to provide that contributions thereto with respect to the Participants for periods after the Closing Date shall cease as of the Closing Date. Buyer shall (x) give Parent written notice of the name of the trustee of the defined contribution plans (the "Buyer Defined Contribution Plans") it designates to receive a
            --------------------------------
transfer of assets and liabilities from the Seller Defined Contribution Plans accompanied by a copy of the most recent favorable determination letters for such plans received by Buyer as promptly as possible after the Closing Date, but in any event prior to the date of the transfer of such assets and liabilities (the "Plan Transfer Date"); and (y) as soon as practicable after the Closing
      ------------------
Date, make all required filings and submissions to appropriate governmental agencies. As soon as practicable after the Closing Date, Parent shall cause the trustees of the Seller Defined Contribution Plans to transfer in cash or in the form of guaranteed insurance contracts the full account balances of all Participants (including any notes held by the Seller Defined Contribution Plans in respect of participant loans) which account balances shall have been credited with appropriate earnings, if any, attributable to the period ending on the close of business of the last day of the month preceding the Plan Transfer Date, reduced by any benefit or withdrawal payments in respect of Participants prior to the Plan Transfer Date, to the trustees of the Buyer Defined Contribution Plans. In consideration of the transfer of assets hereunder, Buyer shall cause the Buyer Defined Contribution Plans to assume the corresponding liabilities for benefits of the Participants for whom assets were transferred.

          (j) With respect to Employees who are members of the Ingersoll-Rand Holdings Limited Retirement Benefits Plan (1974) (the "U.K. Pension Plan"),
                                                       -----------------
Parent shall cause, subject to the consent of individual members, the transfer of an amount in respect of each such member to an appropriately approved pension arrangement nominated by each such member. The amount of such transfer will be the cash value at the time of payment of the member's benefits, whether prospective or contingent (but excluding lump sum payments on death in service), payable under the U.K. Pension Plan and determined by reference to the member's Pensionable Service (as defined in the U.K. Pension Plan) credited under the U.K. Pension Plan prior to the Closing Date and Pensionable Earnings (as defined in the U.K. Pension Plan) projected to retirement or such member's earlier death or withdrawal.

          The actuarial assumptions used to determine the value of each such member's benefits will be those adopted for the April 6, 1996 actuarial valuation of the U.K. Pension Plan. The earnings data used to determine the value of each such member's benefits will be the Pensionable Earnings of such member as of the Closing Date. This will increase in accordance with the actuarial assumptions to the assumed age of retirement, or earlier death or withdrawal of the member.

          5.6  Compliance with WARN, etc.   With respect to the Employees, Buyer
               --------------------------
will timely give all notices required to be given under WARN or other similar statutes or regulations of any jurisdiction relating to any plant closing or mass layoff or as otherwise required by any such statute. For this purpose, Buyer shall be deemed to have caused a mass layoff if, inter alia, the mass
                                                       ----- ----
layoff would not have occurred but for Buyer's failure to employ the Employees in accordance with the terms of this Agreement.

          5.7  Further Assurances.  At any time after the Closing Date, Parent,
               ------------------
on the one hand, and Buyer, on the other hand, shall, or shall cause a Seller or Company to, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Buyer or Parent, as the case may be, and necessary for them or it to satisfy their or its respective obligations hereunder or obtain the benefits contemplated hereby.

          5.8  Use of Corporate Name and Symbol; Transition License.  (a)
               ----------------------------------------------------
Except as set forth in subsection 5.8(b), after the Closing, Buyer shall not use the Seller Marks or the Composite Marks.

          (b) As promptly as practicable, but in no event later than 60 days following the Closing Date, Buyer shall, and cause the Companies to, remove, strike over or otherwise obliterate all Seller Marks and Composite Marks from all materials constituting their properties and assets, including, without limitation, any business cards, schedules, stationery, displays, signs, promotional materials, manuals, forms and other materials, if such materials are distributed or made available or proposed to be distributed or made available to third parties; provided that (i) Buyer and the Companies shall immediately cease
               --------
using invoice forms and purchase and sale contract forms, and no later than 30 days after the Closing Date cease using stationery and business cards, containing Seller Marks and Composite Marks and (ii) nothing herein contained shall require or be construed to require Buyer or the Companies to cause customers of Buyer or the Companies to take any action with respect to property of the Buyer or the Companies in the possession of any such customers. Buyer agrees that none of it, the Companies nor any of its or their Affiliates shall make any use of the Seller Marks or, except as expressly permitted pursuant to the immediately preceding sentence, the Composite Marks from and after the expiration of 60 days after the Closing Date.

          (c) Parent agrees that, without limiting in any way Sellers' right to use the Seller Marks, Sellers shall cease using all Composite Marks following the Closing Date.

          5.9  Transition Services.  On the Closing Date, Buyer and Parent shall
               -------------------
cause to be executed and delivered a transition services agreement (the

"Transition Services Agreement") pursuant to which, for a period of six months
- ------------------------------
following the Closing Date, Sellers or Affiliates of Sellers shall make available to Buyer the support and administrative services currently being provided to the Business on a basis, and for a price, to be agreed upon.

          5.10  Certain Matters Related to Excluded Liabilities.  (a)  Parent
                -----------------------------------------------
shall have the right, which may be exercised in its sole discretion, to manage and control the handling of, to assume the defense of and to settle or otherwise compromise claims relating to Excluded Liabilities where settlement involves only the payment of monetary damages, it being understood that with respect to other settlements of claims relating to Excluded Liabilities, Buyer shall have the right to consent to the entry of any settlement, which consent shall not be unreasonably withheld.

          (b) With respect to all Excluded Liabilities, the Buyer shall cause the Buyer Indemnified Parties to cooperate with Parent, provide Parent as promptly as possible with notices and other information received by such parties as well as all relevant materials, information and data requested by Parent and shall grant Parent, without charge, reasonable access to employees of the Business and, in the case of liabilities covered by Section 8.3(a)(ii), to the Company Owned Real Property, Transferred Leased Real Property and Company Leased Real Property, including the right to conduct environmental tests thereon and to take samples therefrom. The Buyer shall cause the Buyer Indemnified Parties not to defend, settle, compromise or make any payments with respect to claims relating to Excluded Liabilities.

          5.11  Non-Competition.  For a period of three (3) years from the
                ---------------
Closing, Parent shall not, directly or indirectly through one or more of its Subsidiaries, engage in the manufacturing, sale or provision of any goods or services which compete with any manufacturing, goods or services offered by PED as of the date of this Agreement; provided, however, that this Section 5.11
                                  --------
shall not prohibit Parent or its Subsidiaries from (i) purchasing, owning, managing or operating any business which would otherwise be deemed in violation of the covenant not to compete contained in this Section 5.11, where such business (x) is included within an entity or business purchased by Parent or one of its Subsidiaries after the date hereof and (y) accounts for less than ten percent (10%) of the combined revenues of all entities or businesses purchased in such transaction on the date of purchase; (ii) acquiring or owning not more than five percent (5%) of the outstanding voting securities (or securities convertible into voting securities) of any company whose securities are listed and actively traded on any national, international or regional securities exchange or over-the-counter market; or (iii) taking any other actions expressly contemplated by this Agreement. In the event that during such three year period, (A) Parent acquires a business described in subsection (i) above and (B) determines that it desires to sell such business, Parent will provide Buyer with the opportunity to make an offer to purchase such business.

                                   ARTICLE VI
                                   ----------
                                  TAX MATTERS
                                  -----------

          6.1  Tax Indemnification.  (a)  Buyer and Parent agree to jointly make
               -------------------
an irrevocable election under Section 338(h)(10) of the Code, on Form 8023, and, if requested by Buyer, any comparable election under state, local or foreign tax law, no later than the 15th day of the month beginning after the month in which the Closing occurs or within the required period for any comparable state, local or foreign election.

          (b) Parent shall be responsible for, shall pay or cause to be paid, and shall indemnify and hold harmless Buyer and its Affiliates (including, after the Closing, the Companies) from and against any and all (i) Taxes of, or payable by (including by reason of Treasury Regulation (S) 1.1502-6), the Companies (or any predecessors) with respect to any taxable period ending on or before the Closing Date, or as a result of the Closing (other than Transfer Taxes allocable to Buyer under Section 2.10), as well as any and all Income Taxes incurred in any jurisdiction as a result of any Section 338(h)(10), or any comparable state, local or foreign, election, (ii) Parent's portion of any Taxes of the Companies described in subsection 6.1(d), and (iii) the Parent's portion of Taxes described in Section 2.10 but with respect to clauses (i) and (ii) only to the extent that such Taxes (a) exceed the accrual for Taxes of the Companies on the Adjusted Closing Balance Sheet and (b) have not been paid by, or on behalf of, the Companies prior to the Closing Date.

          (c) Buyer agrees to indemnify and hold harmless Parent and its Affiliates from and against (and Parent and its Affiliates shall have no liability under subsection 6.1(b) on account of) (i) any and all Taxes of the Companies (or any predecessors) to the extent of the accrual therefor on the Adjusted Closing Balance Sheet and (ii) Buyer's portion of the Taxes described in Section 2.10.

          (d) Parent and Buyer shall, to the extent permitted by applicable law, elect with the relevant taxing authority to close the taxable period of the Companies on the Closing Date. In any case where applicable law does not permit any Company to close its taxable year on the Closing Date, then Income Taxes attributable to the taxable period of such Company beginning on or before and ending after the Closing Date shall be allocated (i) to Parent for the period up to and including the Closing Date and (ii) to Buyer for the period subsequent to the Closing Date. Any allocation required to determine any Income Taxes attributable to any period beginning on or before and ending after the Closing Date shall be made by means of a closing of the books and records of each of the Companies as of the close of business on the Closing Date and, to the extent not susceptible to such allocation, by apportionment on the basis of elapsed days.

          (e) (i) Buyer shall notify Parent within 30 days of the commencement of any claim, audit, examination, or other proposed change or adjustment by any taxing authority of which Buyer has knowledge concerning any Tax covered by subsection 6.1(b) (each a "Tax Claim"). Such notice shall contain factual
                           ---------
information (to the extent known by Buyer or any Company) describing the asserted Tax Claim in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax Claim. If Buyer fails to give Parent notice within 30 days of the commencement of any such Tax Claim of which Buyer has notice and Parent is materially adversely affected thereby, Parent shall not have any obligation under subsection 6.1(b) to indemnify for any Income Taxes arising out of such Tax Claim.

          (ii) Except as provided in subsection 6.1(e)(iii), Parent shall have the sole right to represent the Companies' interests in any Tax audit or administrative or court proceeding relating to Taxes described in subsection 6.1(b) and to employ counsel of its choice.

          (iii) With respect to any taxable period of any Company beginning before and ending after the Closing Date, Buyer and Parent shall jointly control the defense and settlement of any Tax audit or administrative or court proceeding relating to Income Taxes and each party shall cooperate with the other party at its own expense and there shall be no settlement or closing or other agreement with respect thereto without the consent of the other party, which consent will not be unreasonably withheld; provided, however, that if
                                                 --------  -------
either party shall refuse to consent to any settlement, closing or other agreement that the other party proposed to accept (a "Proposed Settlement"),
                                                      -------------------
then (1) the liability with respect to the subject matter of the Proposed Settlement of the party who proposed to accept the Proposed Settlement shall be limited to the amount that such liability would have been if the Proposed Settlement had been accepted and (2) the other party shall be responsible for all expenses incurred thereafter in connection with the contest of such Tax audit or proceeding except to the extent that the final settlement imposes less liability on the party who proposed to accept the Proposed Settlement than the Proposed Settlement would have imposed.

          (f) (i) Parent shall prepare or cause to be prepared, and shall file or cause to be filed, all Tax Returns which include any Company or its assets or operations for all taxable periods of the Companies ending on or before the Closing Date.

Parent shall pay or cause to be paid all Taxes shown as due on such Tax Returns.

          (ii) Except as set forth in subsection 6.1(f)(iii) below, Buyer shall be responsible for filing all other Tax Returns required to be filed after the Closing Date by or on behalf of the Companies, or with respect to their assets and operations.

          (iii) With respect to any Income Tax Return required to be filed by Buyer for a taxable period of any Company beginning on or before the Closing Date and ending after the Closing Date, Buyer shall deliver, at least 20 days prior to the due date for filing such Income Tax Return (including extensions), to Parent a statement setting forth the amount of Income Tax for which Parent is responsible pursuant to subsection 6.1(d) (the "Tax Statement") and copies of
                                               ---------------
such Income Tax Return. Seller shall have the right to review such Income Tax Return and Tax Statement prior to the filing of such Income Tax Return and to suggest to Buyer any reasonable changes to such Income Tax Returns. Parent and Buyer agree to consult and resolve in good faith any issue arising as a result of the review of such Income Tax Return and the Tax Statement and mutually to consent to the filing as promptly as possible of such Income Tax Return. In the event the parties are unable to resolve any dispute within ten days following the delivery of such Income Tax Return and the Tax Statement, the parties shall jointly request the CPA Firm to resolve any issue in dispute as promptly as possible. If the CPA Firm is unable to make a determination with respect to any disputed issue within five Business Days prior to the due date (including extensions) for the filing of the Income Tax Return in question, then Buyer may file such Income Tax Return on the due date (including extensions) therefor without such determination having been made and without Parent's consent. Notwithstanding the filing of such Income Tax Return, the CPA Firm shall make a determination with respect to any disputed issue, and the amount of Income Taxes that are allocated to Seller pursuant to subsection 6.1(d) shall be as determined by the CPA Firm. The fees and expenses of the CPA Firm shall be paid one-half by Buyer and one-half by Parent. Not later than (1) five Business Days before the due date for the payment of Income Taxes with respect to such Income Tax Return or (2) in the event of a dispute, five Business Days after notice to Parent of the resolution thereof, Parent shall pay to Buyer an amount equal to the Income Taxes shown on the Tax Statement as being allocable to Parent pursuant to subsection 6.1(d) or in such notice (as the case may be).

          (g) From and after the Closing, Parent and Buyer shall cooperate fully with each other and make available or cause to be made available to each other for consultation, inspection and copying (at such other party's expense) in a timely fashion such personnel, tax data, Tax Returns and filings, files, books, records, documents, financial, technical and operating data, computer records and other information as may be reasonably required (i) for the preparation by Buyer or Parent of any Tax Returns, elections, consents or certificates required to be prepared and filed by Buyer or Parent or (ii) in connection with any audit or proceeding relating to Taxes relating to the Transferred Assets or the Business for which Buyer or Parent is responsible.

          (h) Parent and Buyer shall provide to each other, and Buyer shall cause each of the Companies to provide to Parent, full access, at any reasonable time and from time to time, at the business location at which the Books and Records are maintained, after the Closing Date, to such Tax data of each of the Companies as Parent or Buyer, as the case may be, may from time to time reasonably request and will furnish, and request the independent accountants and legal counsel of Parent, Buyer or any Company to furnish to Parent or Buyer, as the case may be, such additional Tax and other information and documents in the possession of such persons as Parent or Buyer may from time to time reasonably request.

          (i) Any claim for indemnity hereunder may be made at any time prior to 60 days before the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic or permissive).

          (j) The party seeking indemnification or other payment pursuant to this Section 6.1 (Parent or Buyer, as the case may be) shall give the other party written notice of claim for indemnification or payment, which notice shall include a calculation of the amount of the requested indemnity or other payment and shall furnish to the other party copies of all books, records and other information reasonably requested by the other party to the extent necessary to substantiate such claim and verify the amount thereof. If reasonably necessary in order to make or substantiate a claim (or to determine if a claim should be made), each party shall be permitted access to the other party's books, records and other information in connection therewith. The party requested to make any indemnity or other payment pursuant to this Section 6.1 shall deliver to the party requesting payment, within 30 days after receiving both the foregoing notice and all books, records and other information reasonably requested by it, a detailed statement describing its objections (if any) thereto. The parties shall use reasonable efforts to resolve any such objections, but if they do not obtain a final resolution within 30 days (or any longer period mutually agreed to by the parties) after the party requesting indemnification (or other payment) has received the statement of objections, the CPA Firm shall resolve any remaining objections.

          6.2  Tax Related Adjustments.  (a)  If Buyer or any of its Affiliates
               -----------------------
(including, with respect to taxable periods (or portions thereof) after the Closing Date, the Companies) realizes during any taxable period a Tax benefit which is attributable to any liability for Income Taxes (or the adjustment or other event or circumstance giving rise thereto) for which Buyer has been indemnified under subsection 6.1(b) or for which Parent is otherwise responsible pursuant to the terms of this Agreement, Buyer shall notify Parent as to any such Tax Benefit within 60 days from the date Buyer receives notice of such refund or actual reduction in Taxes. If any amount is owed by Parent to Buyer and is not in dispute, at Buyer's election, Buyer will describe in said notice its application of such amount owed by Parent, as an offset against such net Tax benefit owed by Buyer to Parent. Buyer shall pay to Parent with such notice, the amount of the net Tax benefit, reduced by any such amount owed by Parent which is not in dispute. If Parent disagrees with Buyer's offset, Parent and Buyer will resolve the dispute in accordance with Section 6.1(j).

          (b) Except as provided in subsection 6.2(c), Buyer shall pay to Parent any refund of Taxes received after the Closing Date by Buyer or any of its Affiliates (including the Companies) relating to Taxes imposed on or with respect to Parent or any of its Affiliates (including the Companies) with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date, as follows. Buyer shall notify Parent of such refund within 60 days from the date Buyer receives notice of such refund. If any amount is owed by Parent to Buyer and is not in dispute, at Buyer's election, Buyer will describe in said notice its application of such amount owed by Parent, as an offset against such refund owed by Buyer to Parent. Buyer shall pay to Parent with such notice, the amount of the refund (including interest received thereon), reduced by any such amount owed by Parent which is not in dispute. If Parent disagrees with Buyer's offset, Parent and Buyer will resolve the dispute in accordance with Section 6.1(j). Buyer shall, if Parent requests, cause the relevant entity to file for and obtain any refunds or equivalent amounts to which Parent is entitled under this subsection 6.2(b). Buyer shall permit Parent to control the prosecution of any such refund claim, and shall cause the relevant entity to authorize by appropriate powers of attorney such Persons as Parent shall designate to represent such entity with respect to such refund claim.

          (c) Buyer agrees that it shall not cause or permit any Company to carry back to any taxable period ending on or prior to the Closing Date any net operating loss, loss from operations or other Tax attribute as to which an election may be made, and pursuant to the foregoing, Buyer agrees to make or cause to be made such election (and all similar elections) and further agrees that Parent has no obligation under this Agreement to return or remit any refund or other Tax benefit attributable to a breach by Buyer of the foregoing undertaking.

                                 ARTICLE VII
                                 -----------
                             CONDITIONS TO CLOSING
                             ---------------------

          7.1  Conditions to the Obligations of Buyer and Parent.  The
               -------------------------------------------------
obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

          (a)  HSR Act.  All filings under the HSR Act shall have been made and
               -------
     any required waiting period under such laws (including any extensions thereof obtained by request or other action of any governmental authority) applicable to the transactions contemplated hereby shall have expired or been earlier terminated.

          (b) No Injunctions.  No court or governmental authority of competent
              --------------
     jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, non-appealable judgment, decree, injunction or other order which is in effect on the Closing Date and prohibits the consummation of the Closing.

          (c)  Consents and Approvals.  All Required Approvals (other than those
               ----------------------
     related to CPM China JV) shall have been obtained.

          7.2  Conditions to the Obligations of Buyer.  The obligation of Buyer
               --------------------------------------
to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing, of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of Parent contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing (in all cases without giving effect to any updated Schedules delivered pursuant to Section 2.11), as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date), and Buyer shall have received certificates to such effect dated the Closing Date and executed by a duly authorized officer of Parent.

          (b)  Covenants.  The covenants and agreements of Parent to be
               ---------
     performed on or prior to the Closing shall have been duly performed in all material respects, and Buyer shall have received certificates to such effect dated the Closing Date and executed by a duly authorized officer of Parent.

          (c)  Legal Opinions.  Buyer shall have received the opinions of
               --------------
     Parent's counsel, dated as of the Closing Date, addressed to Buyer in form and substance reasonably satisfactory to Buyer.

     (d)  Ancillary Agreements.  Parent, Sellers, or Affiliates of Sellers, as
          --------------------
     the case may be, shall have executed and delivered the Ancillary
     Agreements.

          (e)  No Material Adverse Change.  Since the date of the Balance Sheet,
               --------------------------
     PED shall not have suffered (i) a Material Adverse Change, other than changes resulting from a change in general economic or market conditions or matters affecting the feed processing equipment industry generally, or (ii) any material casualty loss affecting the Transferred Assets or the Transferred Business.

          7.3  Conditions to the Obligations of Parent.  The obligation of
               ---------------------------------------
Parent to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of Buyer contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date), and Parent shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Buyer.

          (b)  Covenants. The covenants and agreements of Buyer to be performed
               ---------
     on or prior to the Closing shall have been duly performed in all material respects, and Parent shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Buyer.

          (c)  Legal Opinions.  Parent shall have received the opinions of the
               --------------
     Buyer's counsel, dated as of the Closing Date, addressed to Parent in form and substance reasonably satisfactory to Parent.

          (d)  Ancillary Agreements.  Buyer shall have executed and delivered
               --------------------
     the Ancillary Agreements.


                                  ARTICLE VIII
                                  ------------
                           SURVIVAL: INDEMNIFICATION
                           -------------------------

          8.1  Survival.  The representations and warranties contained in this
               --------
Agreement shall survive the Closing only for the applicable period set forth in this Section 8.1. All of the representations and warranties of Parent contained in this Agreement and all claims and causes of action with respect thereto shall terminate upon expiration of 18 months after the Closing Date, except that (i) the representations and warranties in Sections 3.1 through 3.5 and Section 3.8 (to the extent relating to Taxes) shall have no expiration date, (ii) the representations and warranties in subsection 3.6(a) (to the extent relating to Income Taxes) and
Section 3.11 shall not survive the Closing and (iii) the representations and warranties contained in Section 3.12(c) shall expire as to products sold prior to the Closing Date upon the expiration of the statute of limitations applicable to infringement actions with respect to such products. The representations and warranties of Buyer contained in this Agreement shall have no expiration date. Notwithstanding the foregoing, in the event notice of any claim for indemnification under Section 8.2 or subsection 8.3(a)(i) is given (within the meaning of Section 10.1) within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

          8.2  Indemnification by Buyer.  Buyer hereby agrees that it shall
               ------------------------
indemnify, defend and hold harmless Sellers, their Affiliates and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the "Seller Indemnified Parties") from, against and in respect of any
              --------------------------
damages, claims, losses, charges, actions, suits, proceedings, deficiencies, Taxes, interest, penalties, and reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring) (collectively, the "Losses") imposed on, sustained, incurred or
                                ------
suffered by or asserted against any of the Seller Indemnified Parties, directly or indirectly, relating to or arising out of (i) any breach of any representation or warranty made by Buyer contained in this Agreement for the period such representation or warranty survives, (ii) the Assumed Liabilities, and (iii) the breach of any covenant or agreement of Buyer contained in this Agreement, except in all cases to the extent any such matter is specifically addressed in Article .

          8.3  Indemnification by Parent.  (a)  Parent hereby agrees that it
               -------------------------
shall indemnify, defend and hold harmless Buyer, its Affiliates and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees (other than the Employees) and their heirs, successors and assigns (the "Buyer Indemnified Parties" and,
                                          -------------------------
collectively with the Seller Indemnified Parties, the "Indemnified Parties")
                                                       -------------------
from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any of the Buyer Indemnified Parties, directly or indirectly, relating to or arising out of (i) subject to the provisions of subsection 8.3(b), any breach of any representation or warranty made by Seller contained in this Agreement for the period such representation or warranty survives, (ii) all Excluded Liabilities and all liabilities resulting from (x) the existence or imposition of any obligation under any Environmental Law to remediate or to contribute or pay any amount towards remediation at any property to which the Companies disposed or arranged for the disposal of Hazardous Substances prior to the Closing, (y) contamination existing on the Closing Date in violation of current applicable law by Hazardous Substances at Company Owned Real Property, Company Leased Real Property or Transferred Leased Real Property and (z) any Environmental Claims (including the matter disclosed in Schedule 3.11) pending as of the Closing, but in the case of clauses (x) and (y), solely to the extent claimed or alleged by a government agency or other Person prior to the third anniversary of the Closing Date; and
(iii) subject to the provisions of subsection 8.3(b), the breach of any covenant or agreement of Seller contained in this Agreement, except in all cases to the extent any such matter is specifically addressed in Article VI. Buyer acknowledges that this Article VIII constitutes Buyer's sole remedy with respect to any of the matters referred to herein including, without limitation, any Losses or liability under any Environmental Law or with respect to any Hazardous Substance, and expressly waives any other rights or causes of action, including under any Environmental Law or with respect to any claim involving the presence of or exposure to any Hazardous Substance.

          (b) Parent shall not be liable to the Buyer Indemnified Parties for any Losses with respect to the matters contained in subsection 8.3(a)(i) (other than with respect to Section 3.8) and subsection 8.3 (a)(ii) (other than items described in subclause (z) thereof) except to the extent the Losses therefrom exceed an aggregate amount equal to $400,000 and then only for all such Losses in excess thereof up to an aggregate amount equal to $36,000,000.

          8.4  Indemnification Procedures.  With respect to third-party claims,
               --------------------------
all claims for indemnification by any Indemnified Party under this Article VIII shall be asserted and resolved as set forth in this Section 8.4. In the event that any written claim or demand for which Buyer or Parent, as the case may be (an "Indemnifying Party"), would be liable to any Indemnified Party hereunder is
     ------------------
asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice").
                                                              ------------
The Indemnifying Party shall have 90 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (a)
                          -------------
whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party;

provided, however, that the amount of such costs and expenses that shall be a
- --------  -------
liability of the Indemnifying Party hereunder shall be subject to the limitations set forth in subsection 8.3(b). Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. If any Indemnified Party desires to participate in any such defense, it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party or any Subsidiary or Affiliate thereof. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense), shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in subsection 8.3(b). To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third-party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its best efforts in the defense of all such claims.

          8.5  Characterization of Indemnification Payments.  All amounts paid
               --------------------------------------------
by Buyer or Parent, as the case may be, under Article II (other than subsection 2.7(b)), Article V, Article VI or this Article VIII shall be treated as adjustments to the Purchase Price for all Tax purposes.

          8.6  Computation of Losses Subject to Indemnification.  The amount of
               ------------------------------------------------
any Loss for which indemnification is provided under this Article VIII shall (i) be computed net of any insurance proceeds or Tax benefits (determined based upon the highest statutory rate) received or receivable by the Indemnified Party in connection with such Loss and (ii) exclude consequential damages.

                                  ARTICLE IX
                                  ----------
                                  TERMINATION
                                  -----------

          9.1  Termination.  This Agreement may be terminated at any time prior
               -----------
to the Closing:

     (a)  by agreement of Buyer and Parent;

     (b) by either Buyer or Parent by giving written notice of such termination to the other, if the Closing shall not have occurred on or prior to November 11, 1996; provided that the right to terminate this Agreement
                        -------- ----
     under this subsection 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

     (c) by either Buyer or Parent if there shall be in effect any law or regulation that prohibits the consummation of the Closing or if consummation of the Closing would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

     (d) by Parent if, as a result of action or inaction by the Buyer, the Closing shall not have occurred on or prior to the date that is 10 Business Days following the date on which all of the conditions to Closing set forth in Section 7.1 and 7.2 are satisfied or waived; or

     (e) by Buyer if, as a result of action or inaction by the Parent, the Closing shall not have occurred on or prior to the date that is ten Business Days following the date on which all of the conditions to Closing set forth in Sections 7.1 and 7.3 are satisfied or waived.

          9.2  Effect of Termination.  In the event of the termination of this
               ---------------------
Agreement in accordance with Section 9.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this
Section 9.2 and in Sections 10.1, 10.9, 10.10, 10.11 and 10.12, and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.

                                   ARTICLE X
                                   ---------
                                 MISCELLANEOUS
                                 -------------

          10.1  Notices.  All notices or other communications hereunder shall be
                -------
deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile transmission; provided that the facsimile transmission is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

          To Buyer:   Gencor Industries, Inc.
                      5201 North Orange Blossom Trail
                      Orlando, Florida 32810

                      Attn:  John E. Elliott
                      Telephone:  (407) 290-6000
                      Fax:  (407) 299-8241

                      with a copy to:

                      Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. 111 North Orange Avenue
                      Suite 2050
                      Orlando, Florida 32801
                      Attn:  Randolph H. Fields, Esq.
                      Telephone:  (407) 420-1000
                      Fax:  (407) 420-5909

          To Parent:  Ingersoll-Rand Company
                      200 Chestnut Ridge Road
                      Woodcliff Lake, New Jersey  07675
                      Attn:  Patricia Nachtigal, Esq.
                      Telephone: (201) 573-0123
                      Fax: (201) 573-3516

                      with a copy to:

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, New York 10017-3954
                      Attn: James M. Cotter, Esq.
                      Telephone: (212) 455-2000
                      Fax: (212) 455-2502


          10.2  Amendment; Waiver.  Any provision of this Agreement may be
                -----------------
amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Parent, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          10.3  Binding Effect; No Assignment.  (a)  This Agreement shall be
                -----------------------------
binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns and legal representatives.

          (b) Neither this Agreement, nor any right hereunder, may be assigned by any party without the written consent of the other parties hereto.

          10.4  No Third-Party Beneficiaries.  Nothing in this Agreement is
                ----------------------------
intended or shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          10.5  Counterparts.  This Agreement may be executed by the parties
                ------------
hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          10.6  Entire Agreement.  This Agreement (including all Schedules and
                ----------------
Annexes hereto and the Ancillary Agreements) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement which will remain in full force and effect for the term specified therein.

          10.7  Fulfillment of Obligations.  Any obligation of any party to any
                --------------------------
other party under this Agreement or any of the Ancillary Agreements, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party per such action by such Affiliate.

          10.8  Parties in Interest.  This Agreement shall inure to the benefit
                -------------------
of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Parent, the Indemnified Parties or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

          10.9  Public Disclosure.  Notwithstanding anything herein to the
                -----------------
contrary, each of the parties to this Agreement hereby agrees with the other party or parties hereto that, except as may be required to comply with the requirements of any applicable Laws and the rules and regulations of each stock exchange upon which the securities of one of the parties (or its Affiliate) is listed (in which case the disclosing party shall use its reasonable best efforts to advise the other party or parties prior to making such disclosure), no press release or similar public announcement or communication shall, whether prior to or subsequent to the Closing, be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto. Subject to the prior sentence, Parent and Buyer shall cooperate with each other in the development and distribution of all news releases and other public announcements with respect to this Agreement or any of the transactions contemplated hereby.

          10.10  Return of Information.  If for any reason whatsoever the
                 ---------------------
transactions contemplated by this Agreement are not consummated, Buyer shall promptly return to Parent all Books and Records furnished by Sellers, PED or any of their respective agents, employees or representatives (including all copies, if any, thereof), and shall not (except as required by law) use or disclose the information contained in such Books and Records for any purpose or make such information available to any other entity or person.

          10.11  Expenses.  Except as otherwise expressly provided in this
                 --------
Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

          10.12  Schedules.  The disclosure of any matter in any schedule to
                 ---------
this Agreement shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by Buyer or Parent or to otherwise imply that any such matter is material for the purposes of this Agreement.

          10.13  Bulk Transfer Laws.  Buyer acknowledges that Sellers have not
                 ------------------
taken, and do not intend to take, any action required to comply with any applicable bulk sale or bulk transfer laws or similar laws and Buyer waives the right to any claim, suit or action with respect to, or Losses arising from, such non-compliance.

          10.14  GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM.
                 -------------------------------------------------------------
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK (THE "CHOSEN COURTS") AND
                                                          -------------
(I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY

SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS AND (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO.

          10.15  Headings.  The heading references herein and the table of
                 --------
contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          10.16  Severability.  The provisions of this Agreement shall be deemed
                 ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.


                              INGERSOLL-RAND COMPANY


                              By: /s/ Ronald Heller
                                  ___________________________
                                  Name:  Ronald Heller
                                  Title:  Secretary


                              GENCOR INDUSTRIES, INC.


                              By: /s/ John E. Elliott
                                  ___________________________
                                  Name:  John E. Elliott
                                  Title:  Executive Vice President